UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TechTarget, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 17, 2024

Dear TechTarget Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of TechTarget, Inc. (the "Annual Meeting"), which will be held at 2:00 p.m., Eastern Daylight Time, on Tuesday, June 4, 2024, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466.

As in prior years, we are using the "Notice and Access" method for providing our proxy materials to you via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") instead of a paper copy of our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 ("Annual Report"). The Notice contains instructions on how to access both documents and vote online. The Notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement, our Annual Report, and form of proxy. Using this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

We hope that you will be able to attend, and participate in, the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. As a stockholder of record, you may vote your shares by telephone, over the Internet, or by proxy card, and we hope you will vote as soon as possible.

On behalf of the Board of Directors, we thank you for your continued confidence, support, trust and ongoing interest in TechTarget, Inc.

Sincerely,

GREG STRAKOSCH Executive Chairman	MICHAEL COTOIA Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2024

Notice is hereby given that all stockholders are cordially invited to attend the Annual Meeting of Stockholders of TechTarget, Inc., a Delaware corporation (the "Company"), to be held at 2:00 p.m., Eastern Daylight Time, on Tuesday, June 4, 2024 (the "Annual Meeting"), at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. Stockholders will be asked to consider and act upon the following matters at the Annual Meeting:

(1)
To elect two Class II Directors named in this Proxy Statement, each to serve for a three-year term from the date of his or her election and until such Director's successor is elected or until such Director's earlier death, disability, resignation or removal;

(2)
To ratify the appointment of Stowe & Degon, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

(3)
To approve an advisory (non-binding) resolution to approve the compensation of our named executive officers; and

(4)
To consider and act upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of the Company's common stock at the close of business on April 10, 2024 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will send a Notice of Internet Availability of Proxy Materials on or about April 17, 2024, and provide access to our proxy materials over the Internet, beginning on April 17, 2024, to the holders of record and beneficial owners of our capital stock as of the close of business on the Record Date.

Only stockholders, and persons holding proxies from stockholders, may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to attend the Annual Meeting in person. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a proxy or letter from that broker, trust, bank, or other nominee that confirms that you are the beneficial owner of those shares.

Please note that the proxy statement relates solely to the Annual Meeting and does not contain information about our proposed strategic combination with Informa PLC's digital businesses and does not ask you to consider the Agreement and Plan of Merger (the "Transaction Agreement") or the transactions contemplated thereby. We do not intend to discuss the proposed strategic combination or the Transaction Agreement at the Annual Meeting. Instead, we will hold a separate, special meeting of stockholders on a future date to consider and approve the Transaction Agreement and the transactions contemplated thereby. At the appropriate time, we will send a separate package of proxy solicitation materials to our stockholders for the special meeting in connection with the proposed strategic combination.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

Newton, Massachusetts

April 17, 2024

i

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of TechTarget, Inc. (the "Company," "TechTarget," "we," "us," or "our") of proxies to be voted at our 2024 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at 2:00 p.m., Eastern Daylight Time, on Tuesday, June 4, 2024, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466 or at any adjournments or postponements thereof. Stockholders of record of our common stock, $0.001 par value per share, as of the close of business on April 10, 2024 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 28,548,634 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. Directions to the Company's headquarters are available at: www.techtarget.com/contact-us/.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR the election of each of the Class II Directors (Proposal No. 1), (ii) FOR the ratification of Stowe & Degon, LLC as our independent registered public accounting firm (Proposal No. 2); (iii) FOR approval of an advisory (non-binding) resolution to approve the compensation of our named executive officers (Proposal No. 3), and (iv) in the discretion of the person or persons named in the Company's form of proxy, on any other proposals that may properly come before the Annual Meeting or any adjournment or postponements thereof. Any stockholder of record who has voted or otherwise submitted a proxy may revoke it at any time before it is voted by delivering written notice addressed to our Corporate Secretary (provided we receive your written notice before the Annual Meeting date), by submitting a duly executed proxy bearing a later date (provided we receive the later proxy card before the Annual Meeting date), by voting again over the telephone or the Internet prior to 2:00 p.m., Eastern Daylight Time, on June 4, 2024, or by attending and voting at the Annual Meeting. Mere attendance at the Annual Meeting of the person appointing a proxy does not revoke the appointment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2024:

A copy of our Annual Report on Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2023 (the "Form 10-K"), as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, Telephone: (617) 431-9200. This Proxy Statement and the Form 10-K are also available through the Investor Relations portion of our website at www.techtarget.com. We include our website address in this proxy statement only as an inactive textual reference and do not intend it to be an active link to our website. The information on our website and the information contained or linked therein or otherwise connected thereto is not a part of or incorporated by reference into this proxy statement, regardless of any reference to such website in this proxy statement.

This Proxy Statement and the Form 10-K will be available for viewing, printing, and downloading on or about April 17, 2024 at www.edocumentview.com/TTGT.

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

1.
What shares owned by me may be voted?

You may only vote the shares of our common stock owned by you as of the close of business on April 10, 2024, which is the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following: (i) shares of common stock held directly in your name as the stockholder of record; and (ii) shares of common stock held for you, as the beneficial owner, through a broker, trust, bank, or other nominee.

2.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, trust, bank, or other nominee, rather than directly in their own names. As described below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the form of proxy or to vote at the Annual Meeting. The persons named in the form of proxy will vote the shares you own in accordance with your instructions on the proxy card you mail in, submit online, or provide by telephone. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board. Alternatively, you may vote through the Internet or by telephone by following the instructions on the proxy card.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, trust, or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be supplied to you by your broker, bank, trust, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trust, or other nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker, bank, trust, or nominee. Your broker, bank, trust, or other nominee should have supplied a voting instruction card or link to online voting for you to use. If you wish to attend and vote at the Annual Meeting, please mark the box on the voting instruction card received from your broker, bank, trust, or other nominee and return it to the broker, bank, trust, or other nominee so that you receive a legal proxy to present at the Annual Meeting.

3.
How may I vote my shares?

You may vote your shares by attending the Annual Meeting, by using the Internet or telephone, or (if you received hard copies of the proxy materials) by completing and returning the form of proxy by mail.

Voting in Person by Attending the Annual Meeting. You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the proxy card and proof of identification with you. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. For information on how to obtain directions to attend the annual meeting and vote in person, please contact our Corporate Secretary at 275 Grove Street, Newton, MA 02466, or call (617) 431-9200, or email investor@techtarget.com.

Voting Without Attending the Annual Meeting. Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may also do so by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please note that if you received a Notice of Internet Availability of Proxy Materials ("Notice"), then you may not vote your shares by filling out and returning the Notice. You must follow the instructions on the Notice to view materials and vote by using the Internet or telephone, or by requesting hard copy materials and a proxy card. If you choose to vote by proxy, the named proxies will vote your shares according to the directions you provide in the proxy, using the Internet or by telephone. If no directions are provided, except as otherwise indicated in this Proxy Statement, the shares will be voted, as recommended by the Board, FOR approval of Proposal No. 1, Proposal No. 2, and Proposal No. 3. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, then the persons named in the proxy will vote on such matters in their own discretion. If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker, bank, trust, or other nominee for applicable voting procedures.

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	2

4.
How may I revoke a proxy or an Internet or telephone vote?

A proxy may be revoked by executing and delivering a later-dated proxy card before the Annual Meeting date, by voting again over the telephone or on the Internet prior to 2:00 p.m., Eastern Daylight Time, on June 4, 2024, by attending the Annual Meeting and voting, or by giving written notice revoking the proxy to our Corporate Secretary before it is exercised. Attendance at the Annual Meeting will not automatically revoke a stockholder's proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary. If you own your shares in street name, then your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

5.
What is the quorum required for the Annual Meeting?

Holders of record of our common stock on April 10, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, 28,548,634 shares of our common stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

6.
How are votes counted?

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of each Director, for each share held by such stockholder as of the Record Date. Votes cast in person at the Annual Meeting or by proxy, Internet vote, or telephone vote will be tabulated by Computershare, Inc., the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

7.
What are broker non-votes?

If you hold shares through a broker, bank, trust, or other nominee, generally the broker, bank, trust, or other nominee may, under limited circumstances, vote your shares if you do not return your proxy. Brokerage firms have discretionary authority to vote customers' unvoted shares only on "routine" matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on these certain limited matters, vote your shares. If your representative cannot vote your shares on a particular matter because it does not have discretionary voting authority, this is referred to as a "broker non-vote." We expect that brokers, banks, trusts and other nominees will have discretionary voting authority with respect to Proposal No. 2 (ratifying the appointment of our independent registered public accounting firm). We expect that brokers, banks, trusts and other nominees will not have discretionary voting authority with respect to the other proposals to be voted upon at the Annual Meeting and, without your instruction, will not be able to vote your shares on those proposals. Proxies reflecting broker non-votes (where a broker or nominee does not have discretionary authority to vote on a proposal) will be considered as present for purposes of determining whether a quorum is present, provided there is at least one discretionary matter to be voted on.

8.
What vote is required to approve the election of Directors (Proposal No. 1)?

With respect to the election of Directors (Proposal No. 1), our Amended and Restated By-laws and Corporate Governance Guidelines state that to be elected in an uncontested election where a quorum is present, a Director Nominee shall be elected if the number of votes cast "for" such Director's election exceeds the number of votes cast "against" that Director's election by the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election for directors. If the votes cast "against" a nominee's election exceed the votes cast "for" the nominee's election, the nominee will not be elected to the Board. However, under Delaware law, if a nominee that is an incumbent Director is not reelected to the Board, that incumbent Director will "hold over" in office as a Director until he or she is removed or until his or her successor is elected. Under our Corporate Governance Guidelines, in an uncontested election of Directors, each incumbent Director nominee must deliver to the Board a resignation that will become effective if such nominee does not receive the required vote and the Board determines to accept such resignation. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee evaluates the resignation and makes a recommendation to the Board on the action to be taken. With respect to Proposal No. 1, you may vote "FOR," "AGAINST," or "ABSTAIN" with respect to each nominee. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

9.
What vote is required to ratify the appointment of Stowe & Degon, LLC as our independent registered public accounting firm (Proposal No. 2)?

The appointment of Stowe & Degon, LLC as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 2, you may vote "FOR," "AGAINST," or "ABSTAIN." If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	3

If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm may vote your shares or leave them unvoted resulting in a broker non-vote. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

10.
What vote is required to approve the advisory (non-binding) resolution to approve the compensation of our named executive officers (Proposal No. 3)?

The affirmative vote of a majority of the votes properly cast at the Annual Meeting will be required for approval of the advisory (non-binding) resolution to approve the compensation of our named executive officers. With respect to Proposal No. 3, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

11.
What does it mean if I receive more than one Notice or voting instruction card?

This means that your shares are registered differently or are in more than one account. Please provide voting instructions for all of your shares.

12.
Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are submitted, mailed, or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (i) as needed to permit us to tabulate and certify the vote; (ii) as required by law; or (iii) in limited circumstances, such as a proxy contest in opposition to a Director candidate nominated by the Board. All comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

13.
Where can I find the voting results of the Annual Meeting?

We will publish the voting results on Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Investor Relations portion of our website at www.techtarget.com or by going directly to the U.S. Securities and Exchange Commission ("SEC") website at www.sec.gov.

Recent Developments

On January 10, 2024, we entered into an Agreement and Plan of Merger (the "Transaction Agreement") with Informa and certain of our and their subsidiaries. Pursuant to the Transaction Agreement, we and Informa PLC ("Informa"), among other things, agreed to combine our businesses with the business of Informa Intrepid Holdings Inc. ("Informa Tech"), a wholly owned subsidiary of Informa which will own and operate Informa's digital businesses (Industry Dive, Omdia (including Canalys)), NetLine and certain of its digital media brands (e.g. Information Week, Light Reading, and AI Business), under a new publicly traded holding company ("New TechTarget"). Upon closing, among other things, Informa and its subsidiaries will collectively own 57% of the outstanding common stock of New TechTarget (on a fully diluted basis) and our former stockholders will own the remaining outstanding common stock of New TechTarget. Our former stockholders will also receive a pro rata share of an amount in cash equal to $350 million plus the amount of any EBITDA adjustment (as defined in the Transaction Agreement), which is estimated as of the date of the Transaction Agreement to be approximately $11.79 per share of our common stock. The various transactions set forth in the Transaction Agreement (the "proposed transaction") are expected to close in the second half of 2024, subject to satisfaction or waiver of certain customary conditions.

The Annual Meeting does not relate to the proposed transaction. We will hold a separate special meeting of stockholders to approve the proposed transaction and certain other matters related thereto.

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	4

PROPOSAL NO. 1:

ELECTION OF CLASS II DIRECTORS

Our Board of Directors

Our Board is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Board is currently authorized to have, and we currently have, seven members. At the Annual Meeting, the Class II Directors will stand for election. None of our Directors are related to any other Director or to any of our executive officers. Information about each nominee, the Company's Class I and III Directors, and our executive officers, including their respective ages and positions, is included below and is current as of March 31, 2024.

Information about the Nominees

Our Board has nominated Robert D. Burke and Bruce Levenson for election as the Class II Directors, each to serve a three-year term until the 2027 Annual Meeting of Stockholders, or until their respective successors are elected and duly qualified. Each nominee is currently serving as a Director and has indicated that they are willing and able to serve as a Director, if elected. If a nominee should become unable or unwilling to serve, the proxies intend to vote for the replacement selected by the Nominating and Corporate Governance Committee of our Board.

Name	Age	Position
Robert D. Burke	69	Director
Bruce Levenson	74	Director

Robert D. Burke. Mr. Burke has served as a Director since November 2012. Mr. Burke has over 40 years of experience in the technology industry with both private and public companies. Mr. Burke is currently the President of Mercatura, Inc., a consulting company, a position he has held since 2011. Prior thereto, Mr. Burke was most recently the President and Chief Executive Officer of Art Technology Group, Inc. ("ATG"), a leading e-commerce software provider, from 2002 to 2011. Before ATG, Mr. Burke was Chief Executive Officer of Quidnunc from 2000 to 2002 and President of ePresence Solutions from 1997 to 2000. Mr. Burke started his career as an Operating Systems Specialist at Digital Equipment Corporation and held a wide variety of roles in hardware and software infrastructure, software applications, consulting, and systems integration. Mr. Burke was previously a board member for Exa Corporation, a public company that develops, sells, and supports simulation software and services for vehicle manufacturers from 2014 to 2017. Mr. Burke has a B.S. in Physics from Eastern Michigan University. The Company believes that Mr. Burke's extensive experience as a leader of technology driven companies that are similar to the Company's target customers brings valuable strategic and industry-specific insight to the Board and can assist the Company as it implements its sales and marketing strategies.

Bruce Levenson. Mr. Levenson has served as a Director since February 2015 and, previously, from 2007 to 2012. Mr. Levenson is the co-founder of United Communications Group ("UCG"), a business information publisher, where he has worked since 1977. He also founded Oil Price Information Service, a private company that provides wholesale/rack and retail fuel prices for the refined products, renewable fuels, and natural gas and gas liquids industries and, with other partners, acquired GasBuddy, LLC, which owns a group of websites that offer a method for users to post and view retail gas prices, in 2013. He is currently a partner at UCG and GasBuddy, LLC, where he is involved in company strategy and acquisition efforts. Mr. Levenson is a former partner of LPF Atlanta LLC, which was the former majority owner of the Atlanta Hawks National Basketball Association franchise and owns the operating rights to the Philips Arena in Atlanta, Georgia. Mr. Levenson is also a former member of the Board of Governors of the National Hockey League. Mr. Levenson holds a B.A. from Washington University and a J.D. from American University. The Company believes that Mr. Levenson's career of over 40 years as a principal in a highly successful specialty publisher, UCG, provides the Board with valuable management and strategic experience in a core market the Company serves.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote "FOR" Proposal No. 1, the Election of Class II Directors.

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	5

Directors Continuing in Office

Class III Directors (Term Expires at the 2025 Annual Meeting of Stockholders)

Perfecto Sanchez. Mr. Sanchez has served as a Director since January 2022. Mr. Sanchez is currently the co-founder and Chief Growth Officer of Equity Quotient ("EQ"), a technology platform that provides access to diversity data and advanced analytics to help companies measure their stakeholder impact, manage risk, and devise growth strategies as part of a broader environmental, social, and governance imperative. He is also the founder and Chief Executive Officer of Keep The Change, a for-purpose marketing consultancy he launched in 2014 and serves on the board of directors of Lifeway Foods, Inc. (Nasdaq: LWAY), a public company, since August 2022. He is also the co-founder of CHPTR, Inc., a tech memorialization company and mobile-first community, and a co-founder of EQ with Ms. Van Houten. He is currently an advisor to Build in Tulsa, a movement to build the infrastructure for Black multi-generational wealth creation, as well as an Advisor at International Crisis Group. He served as Chief Marketing Officer for Chloe's Soft Serve Fruit Co. from 2016 to 2018 where he helped double their distribution and brand awareness. Prior to that, from 2010 to 2015, he served in senior brand and portfolio strategy roles at The Dannon Company, Inc. (a subsidiary of Danone S.A.) and Kraft Foods, Inc. Mr. Sanchez holds a Bachelor of Math and Science from the United States Military Academy at West Point and is a decorated U.S. Army Veteran with two combat tours to Iraq. Mr. Sanchez brings to the Board his experience in managing complex projects and budgets, implementing portfolio, growth, and marketing strategies for global brands, as well as driving innovation and awareness through social impact initiatives.

Greg Strakosch. Mr. Strakosch has served as our Executive Chairman since May 2016. Prior thereto, he served as our Chief Executive Officer from our incorporation in September 1999 to May 2016 and as our Chairman from 2007 to May 2016. Prior to co-founding TechTarget, Mr. Strakosch was the President of the Technology Division of UCG, a business information publisher. Mr. Strakosch joined UCG in 1992 when it acquired Reliability Ratings, an information technology publishing company that he founded in 1989. Before Reliability Ratings, Mr. Strakosch spent six years at EMC Corporation, a provider of enterprise information storage systems. Mr. Strakosch holds a B.A. from Boston College. As one of the Company's two co-founders and our Executive Chairman, Mr. Strakosch is uniquely positioned to provide essential insight and guidance to the Board from an inside perspective and provide the Board with the benefit of his many years of experience and comprehensive knowledge of the information technology advertising business.

Class I Directors (Term Expires at the 2026 Annual Meeting of Stockholders)

Michael Cotoia. Mr. Cotoia has served as our Chief Executive Officer and a Director since May 2016. He has been employed by us since 2002, serving as our Chief Operating Officer from January 2012 to May 2016 and, prior to that, as Executive Vice President from 2010 to 2012 and in various other positions including as Senior Vice President and Vice President and Publisher, from 2002 to 2010. Prior to joining TechTarget, he was Director of Sales at SANZ, a national storage integrator, and he also held positions at EMC Corporation, a provider of enterprise information storage systems, and Deloitte, a provider of audit, consulting, financial, risk management, tax, and related services. Mr. Cotoia holds a B.S. from Babson College and is a CPA. Mr. Cotoia's history with the Company and experience in the IT advertising business provides the Board with specific knowledge of the Company's operations and a greater understanding of the Company's strategic opportunities.

Roger M. Marino. Mr. Marino has served as a Director since 2000. He is an active private investor in numerous companies including technology start-ups. Since 2001, Mr. Marino founded and has been associated with RMM Group LLC, a film production company, and RMM-P, an investment company. He also founded EMC Corporation, a provider of enterprise information storage systems, and retired as its president in 1992. He holds a B.S. from Northeastern University and is a member (Emeritus) of Northeastern University's Board of Trustees. Mr. Marino's extraordinary experience as an entrepreneur who co-founded and then served in various executive positions in a market-leading technology company provides the Board with both executive and sales experience from the perspective of the market in which virtually all of our customers operate.

Christina Van Houten. Ms. Van Houten has served as a Director since August 2019. She is currently the co-founder and Chief Executive Officer of EQ. Prior to co-founding EQ with Mr. Sanchez, Ms. Van Houten served in various roles at Mimecast Limited ("Mimecast"), a global provider of cloud cyber resilience solutions for corporate data and email, including as advisor to the Chief Executive Officer and as Chief Strategy Officer, from April 2018 to May 2022. Prior to joining Mimecast, from 2014 to 2018, Ms. Van Houten was Senior Vice President, Marketing Strategy & Product Management, at Infor Global Solutions, an enterprise software company that provides comprehensive business solutions. She served as Vice President, Industry Solution and Strategy, at Infor, from 2011 to 2014. She was Vice President of Strategy and Solutions at IBM Netezza from 2010 to 2011. Prior to that, from 2005 to 2010, she served in senior roles at Oracle Corporation. Ms. Van Houten holds an MBA from the Booth School of Business at the University of Chicago, and a B.A. degree from Georgetown University. Ms. Van Houten's experience in marketing strategy and career with some of the world's largest firms provides the Board with invaluable business insight and expertise in overall sales and marketing strategies.

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	6

Information about Directors and Committee Membership

Name	Age	Audit	Compensation	Nominating and Corporate Governance
Robert D. Burke(1)	69	Chair	Member	—
Michael Cotoia(2)	52	—	—	—
Bruce Levenson(3)	74	Member	Member	Chair
Roger M. Marino	85	—	Chair	Member
Perfecto Sanchez	40	—	—	Member
Greg Strakosch(4)	61	—	—	—
Christina Van Houten	57	Member	—	Member

(1)
Audit Committee Financial Expert.
(2)
Chief Executive Officer.
(3)
Lead Independent Director.
(4)
Executive Chairman.

Board Leadership Structure

Mr. Cotoia became our Chief Executive Officer ("CEO") and Mr. Strakosch became our Executive Chairman in May 2016. The Board continues to believe that this leadership structure, which separates the Executive Chairman and CEO roles, remains appropriate. As Executive Chairman, Mr. Strakosch not only remains involved in long-term strategy, investor relations, and other key business areas critical to our continued growth and success, but he also continues to assist and advise Mr. Cotoia. As CEO, Mr. Cotoia is responsible for the general management and operation of the business and guiding and overseeing the Company's senior executives. Mr. Cotoia's in-depth knowledge of the Company's business, industry, and operations also provides him with a strong understanding of the vision and strategic direction of our Company. The Board believes that the structure of a separate Executive Chairman and CEO, together with a Lead Independent Director having the duties described below, is in the best interest of the Company's stockholders and harmonizes the various responsibilities, experiences, and independent perspectives important to furthering the Company's strategic vision for growth, while also addressing the governance needs and oversight responsibilities of our Board. To strengthen independent oversight, the Board has adopted a number of governance practices, including (i) a clearly defined Lead Independent Director role (as detailed below) and (ii) executive sessions of the independent Directors. However, the Board recognizes that no single leadership model is right for all companies at all times and that depending on the circumstances, other leadership models, such as an independent Chairman of the Board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Lead Independent Director

Bruce Levenson, an independent Director who serves as a Member of the Audit and Compensation Committees and as the Chair of the Nominating and Corporate Governance Committee, was selected by the Board again this year to serve as the Lead Independent Director. Mr. Levenson has been selected for this position each year since 2016. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with both the Executive Chairman and the CEO on Board and committee meeting agendas, monitoring communications from stockholders and other interested parties, meeting with any Director not adequately performing such Director's duties as a member of the Board or any committee thereof, acting as the principal liaison between management and the non-employee Directors, including maintaining frequent contact with both the Executive Chairman and the CEO and advising them on the efficacy of the Board meetings, and facilitating teamwork and communication between the non-employee Directors and management, as well as additional ancillary responsibilities. Additionally, the Lead Independent Director may represent the Board in any communications with stockholders and other stakeholders and also may provide input on the design of the Board itself.

Information about Other Executive Officers

Included in the table below is the name, age, and position of each executive officer of the Company, as of March 31, 2024, other than Messrs. Strakosch and Cotoia, for whom such information is provided above. No executive officer is related to another executive officer or Director.

Name	Age	Principal Occupation/Position Held with the Company
Don Hawk	52	Executive Director, Product Innovation
Rebecca Kitchens	46	President
Steven Niemiec	43	Chief Operating Officer and Chief Revenue Officer
Daniel T. Noreck	52	Chief Financial Officer and Treasurer

Don Hawk. Mr. Hawk has served as our Executive Director, Product Innovation since January 2012. Prior to that, Mr. Hawk served as our President from our incorporation in September 1999 to 2012. Prior to co-founding TechTarget, Mr. Hawk was a Director of New Media Products for the Technology Division of UCG from 1997 to 1999. Prior to joining UCG, Mr. Hawk

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	7

was the Director of Electronic Business Development for Telecommunications Reports International, Inc., a telecommunications publishing company. Mr. Hawk holds a B.A. and an M.A. from George Washington University.

Rebecca Kitchens. Ms. Kitchens has served as our President since January 2023. Prior to that, she served as an Executive Vice President & Publisher of the Company, from January 2021, which entailed leading several business units tied to our content and audience marketing efforts, as well as overseeing the Company's Enterprise Strategy Group division, an IT analyst, research, validation, and strategy unit that provides market intelligence and actionable insight to the global IT community, as well as overseeing several other business units. Ms. Kitchens has also previously served as Senior Vice President, Market Development from October 2017 to January 2021, Senior Vice President & Group Publisher from May 2012 to October 2017, and Vice President of Global Accounts from September 2010 to May 2012. Ms. Kitchens holds a B.S. from Fairfield University.

Steven Niemiec. Mr. Niemiec has served as our Chief Operating Officer and Chief Revenue Officer since January 2023. Prior to that, Mr. Niemiec served as the Company's first Chief Revenue Officer, from January 2021, overseeing the Company's Sales, Customer Success, and Sales Operations groups. Mr. Niemiec began his career with the Company as an Account Manager and worked his way up to progressively more senior positions including serving as Senior Vice President, Global Sales from June 2013 to January 2021 and Vice President & General Manager from January 2011 to June 2013. Mr. Niemiec holds a B.S. from Providence College.

Daniel T. Noreck. Mr. Noreck has served as our Chief Financial Officer and Treasurer since December 2016. Since April 2021, he has also served as a director and chair of the audit committee of Capital Properties, Inc., a publicly traded property leasing company in Providence, Rhode Island. From September 2010 to December 2016, he served as Chief Financial Officer and Treasurer of Providence and Worcester Railroad Company, a publicly traded regional short line railroad with operations in Connecticut, Massachusetts, New York, and Rhode Island. Prior to that, Mr. Noreck was a Senior Audit Manager at Lefkowitz, Garfinkel, Champi & DeRienzo P.C. in Providence, Rhode Island from July 2003 to September 2010. Mr. Noreck holds a B.S. from the University of Massachusetts, Dartmouth and is a CPA and a chartered global management accountant.

INFORMATION ABOUT CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The charters governing the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, the Code of Business Conduct and Ethics, and our Corporate Governance Guidelines are posted on the corporate governance section of our investor relations website located at investor.techtarget.com. Additionally, you may request a copy of these governance documents, without charge, by writing to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines ("Guidelines") to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. The Guidelines, which establish a framework for the conduct of the business of the Board, provide, among other things:

•
that our business and affairs are managed by, or under the direction of, our Board, acting on behalf of the stockholders; our Board has delegated to our officers the authority and responsibility for managing the Company’s day-to-day affairs; and our Board has an oversight role and is not expected to perform or duplicate the tasks of our CEO or senior management;
•
that the Board, through the Nominating and Corporate Governance Committee, shall consider the criteria for prospective Board members as it deems necessary or advisable and identify prospective nominees;
•
that the Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of a Director's membership on the Board following a change in such Director's primary job responsibility;
•
that a majority of our Directors shall meet the independence standards of the SEC or Nasdaq;
•
that the Board is responsible for determining that effective systems are in place for the periodic and timely reporting of important matters regarding the Company to the Board;
•
the expectations for attendance and participation at Board meetings;
•
the structure of the Board;
•
a process by which stockholders may communicate with the Board; and
•
that the independent members of our Board regularly meet in executive session.

These and other matters are described in more detail in the Guidelines themselves and below.

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Director Diversity Information

Set forth below is information concerning the gender and demographic background of each of the current Directors of the Company, as self-identified and reported by each Director. This information is being provided in accordance with the corporate governance rules of Nasdaq and each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of March 31, 2024)
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-binary	Did not disclose gender
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Prohibitions on Hedging and Pledging

The Company's Insider Trading and Public Communication Policy restricts hedging and pledging of TechTarget stock. This policy prohibits TechTarget Directors, officers, and employees from engaging in any of the following types of transactions with respect to TechTarget stock: short sales; purchases or sales of puts, calls or other derivative securities; and purchases of financial instruments or other transactions that hedge or offset any decrease in the market value of TechTarget stock (including swaps, forwards, options and futures). This policy also prohibits TechTarget Directors, officers, and employees from pledging TechTarget stock except in certain limited circumstances.

Board Determination of Independence

To assist it in making independence determinations, the Board has adopted independence standards, which include the standards required by Nasdaq for independent directors. Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors. Under applicable Nasdaq rules, a director will only qualify as an "independent director" if they can satisfy certain bright line tests set forth in such rules. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and governance committees be an independent director and, in the case of each member of the audit committee, satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and, in the case of each member of the compensation committee, satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Board must also determine that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In the course of determining the independence of each non-employee Director under applicable Nasdaq rules, our Board, among other things, considers relationships that each non-employee director has with the Company and the annual amount of TechTarget sales to, or purchases from, any company where a non-employee director or their family member serves as an executive officer. The Board considers all the relevant facts and circumstances surrounding such sales or purchases.

Our Board has determined that each of Mr. Burke, Mr. Levenson, Mr. Marino, Mr. Sanchez, and Ms. Van Houten, is "independent" as the term is defined by Nasdaq standards and that none of these Directors has a relationship that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director. Messrs. Strakosch and Cotoia are not deemed to be independent Directors under these rules because they are our Executive Chairman and CEO, respectively. Other than the payments by the Company reported in the "Director Compensation" section of this Proxy Statement, none of our Directors have received, or will receive, any compensation, nor have they entered into any "golden leash" arrangements in connection with their service on our Board.

Board Meetings and Attendance

Each Director is expected to attend regularly scheduled Board meetings and to participate in special or other Board meetings. During 2023, our Board held 11 meetings. Each Director attended at least 75% of (i) the total number of meetings of the Board held and (ii) the total number of meetings held by all committees on which he or she served during 2023.

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Director Attendance at Annual Meeting of Stockholders

Our Guidelines provide that Directors are encouraged to attend our Annual Meeting. In 2023, four of our seven Directors participated in the Annual Meeting either in person or by telephone.

Board Committees

Our Board has established Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a separate charter adopted by our Board. The committee charters are posted on the corporate governance section of our investor relations website located at investor.techtarget.com. Our Board has determined that all of the members of each of the Board's three standing committees are independent as defined under applicable Nasdaq listing standards as well as, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and, in the case of all members of the Compensation Committee, the additional independence requirements set forth in Rule 10C-1 of the Exchange Act.

Audit Committee. Our Audit Committee is comprised of Robert D. Burke, the Chair of the Committee, Bruce Levenson, and Christina Van Houten. Mr. Burke serves as our "audit committee financial expert" as defined in applicable SEC rules. The Audit Committee's responsibilities, as set forth in its Charter, include:

•
appointing, retaining, terminating, and approving the compensation of, and assessing the independence of, our independent registered public accounting firm;
•
overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•
assessing and evaluating the work of our independent registered public accounting firm;
•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
meeting independently with our independent registered public accounting firm and reviewing the written disclosures and the required communications from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB");
•
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•
coordinating the oversight, and reviewing the adequacy, of our internal controls over financial reporting;
•
reviewing our quarterly earnings releases and financial disclosures;
•
reviewing and approving our entry into any swap transactions;
•
reviewing results of internal audits of aspects of the operations of our cybersecurity program and its supporting control framework;
•
making regular reports to the Board;
•
preparing the Audit Committee report required by SEC rules to be included in our Proxy Statement;
•
reviewing and assessing the adequacy of the Audit Committee Charter; and
•
evaluating its own performance and reporting the results of such evaluation to the Board.

In accordance with its charter and subject to applicable law, the Audit Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Audit Committee deems it appropriate to do so in order to carry out its responsibilities. The Audit Committee has delegated limited authority to the Chair of the Audit Committee to pre-approve any audit and permitted non-audit services and discuss certain required matters with the independent auditor. The Audit Committee met six times in 2023.

Compensation Committee. Our Compensation Committee is comprised of Roger M. Marino, the Chair of the Committee, Bruce Levenson, and Robert D. Burke. The Compensation Committee's responsibilities include:

•
annually reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;
•
evaluating the performance of our CEO in light of such corporate goals and objectives and determining the compensation of our CEO;
•
reviewing and recommending to the Board for approval the compensation of our other executive officers and those members of management that report directly to our CEO;
•
reviewing and discussing with management our executive compensation disclosures and recommending whether they should be included in reports and registration statements filed with the SEC and producing required reports;
•
establishing and reviewing our overall management compensation philosophy and policy;
•
overseeing our compensation, welfare, benefit, and other similar plans;
•
overseeing the evaluation of management;
•
developing, and reporting on, a CEO succession plan for consideration by the Board;

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	10

•
reviewing and making recommendations to the Board with respect to Director compensation, with guidance from our Nominating and Corporate Governance Committee;
•
making regular reports to our Board;
•
reviewing and assessing the adequacy of the Compensation Committee Charter;
•
preparing the Compensation Committee report required by SEC rules to be included in our Proxy Statement; and
•
evaluating its own performance and reporting the results of such evaluation to our Board.

The Compensation Committee met four times in 2023. In accordance with its charter and subject to applicable law, the Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. The Compensation Committee has delegated limited authority to executive officers, from time to time, including with respect to administrative tasks under the Company's 2022 Employee Stock Purchase Plan. The processes and procedures followed by our Compensation Committee in considering and determining executive and Director compensation are described below under the headings "Executive Compensation" and "Director Compensation."

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of Bruce Levenson, the Chair of the Committee, Roger M. Marino, Perfecto Sanchez, and Christina G. Van Houten. The Nominating and Corporate Governance Committee's responsibilities include:

•
developing and recommending to the Board criteria for Board and committee membership and providing guidance to the Compensation Committee regarding Director compensation;
•
identifying individuals qualified to become Board members;
•
establishing procedures for identifying and evaluating Director candidates including nominees recommended by stockholders;
•
reviewing disclosures concerning our policies and procedures for identifying and reviewing Board nominee candidates;
•
recommending to the Board the persons to be nominated for election as Directors and to each committee;
•
recommending whether or not the Board should accept the resignation of a Director tendered in accordance with the Guidelines;
•
conducting an appropriate review and approval of all related party transactions for potential conflict of interest situations on an ongoing basis;
•
developing and recommending to the Board a Code of Business Conduct and Ethics and the Guidelines;
•
overseeing the evaluation of the Board and making regular reports to the Board;
•
reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee Charter; and
•
evaluating its own performance and reporting the results of such evaluation to the Board.

The Nominating and Corporate Governance Committee met two times in 2023. The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating Director candidates are described below under the heading "Director Nomination Process."

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate Director candidates includes meeting, from time to time, to evaluate biographical information and background material relating to potential candidates, interviewing selected candidates, and recommending prospective candidates for the Board's consideration and review. Generally, the Committee identifies candidates through the personal, business and organizational contacts of the Directors and management.

In evaluating prospective Director candidates, the Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective Director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, and the needs of our Board. Certain criteria are set forth in our Guidelines and include the candidate's integrity, business acumen, knowledge of the Company's business and industry, and experience. The Committee does not assign specific weights to particular criteria, although it does consider the following minimum qualifications:

•
Directors must be of the highest ethical character and share the values of the Company as reflected in the Company's Code of Business Conduct and Ethics;
•
Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;
•
Directors must have the ability to exercise sound business judgment; and
•
Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company's management based on that experience.

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The Board may also consider other qualities such as an understanding of, or experience in, online media, finance, and/or marketing as well as leadership experience within public companies. Our Board believes that the backgrounds and qualifications of its Directors, considered as a group, provide a composite mix of experience, knowledge, and abilities that allows our Board to fulfill its responsibilities. In addition to the foregoing factors, the Committee may also consider diversity in its evaluation of candidates for Board membership. The Board believes that diversity with respect to viewpoint, skills, and experience is an important factor in Board composition. The Committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis, in connection with the composition of the Board as a whole. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided in a timely manner, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy statement for the next annual meeting assuming the nominee consents to such inclusion.

Communications with Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if, and as, appropriate. The Executive Chairman is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies to our other Directors or to the individual Director so designated on a periodic basis, as he considers appropriate. Unless any communication is marked confidential and is addressed to a particular Board member, the Executive Chairman, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant, or frivolous nature or otherwise inappropriate for consideration by our Board. Interested parties may send written communications to our Board at the following address: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Executive Chairman of the Board, or to the attention of an individual Director.

The Board's Role in Risk Oversight

While management is responsible for designing and implementing the Company's overall risk management process, including controls and administration, the Board and its committees are primarily responsible for oversight of the Company's risk management. As such, the Board considers and discusses with management current and emerging risks and other issues that may present particular risks to the Company in the short-term, intermediate-term, or long-term. These risks include those involving acquisitions, competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology and cybersecurity, facilities and operations, and legal and regulatory compliance issues. Management periodically reports to the Board and its committees on these risks, including with the assistance of outside advisors as appropriate. Additionally, the Board relies on the Audit Committee to regularly review certain risks that may be material to the Company, including issues related to financial risks and exposures, particularly financial reporting, tax, accounting, financial disclosures, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters and as otherwise disclosed in the Company's quarterly and annual reports filed with the SEC. In terms of cybersecurity oversight, in particular, our Audit Committee receives reports on the results of independent testing of aspects of the operations of our cybersecurity program and the supporting control framework and our Privacy and Security Executive Taskforce, which oversees an IT Security Team that is responsible for leading company-wide cybersecurity efforts, meets periodically to, among other things, review global trends in privacy, security, and compliance, identify key projects and resource needs, and review operational privacy and security statistics and metrics. The Board believes that this approach provides appropriate checks and balances against undue risk taking. We believe that our leadership structure supports the risk oversight function of the Board. Having two members of management, specifically our Executive Chairman and our CEO, serving on the Board, facilitates open communication between the Company's management team and Directors relating to risk and helps ensure that these risks are appropriately assessed, managed, and mitigated.

Compensation Risks. The Board relies on the Compensation Committee to evaluate the Company's compensation programs to ensure that they do not create undue risk-taking in attempting to achieve Company goals. To assist the Compensation Committee in its evaluation in 2023, management conducted a risk analysis of the structure of the Company's compensation policies and practices, including the design and metrics of its performance-based compensation programs, and reported the results to the Compensation Committee. Management analyzed each plan generally as well as each performance goal under each plan, in conjunction with the business process or processes involved in attaining the performance goal. Management considered any mitigating factors, including internal controls designed to prevent fraud or

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	12

manipulation of business processes and operations, in its evaluation. For example, there is an inherent risk of manipulation in the recognition of revenue and the pricing and processing of orders in the Company's business. In order to mitigate these risks, the Company has established numerous processes and controls regarding pricing, revenue recognition, accounts receivable, order processing, and expenses, including independent reviews of the various components of revenue and expense, and a multidisciplinary contracts management process that has multiple approval and signatory levels, and seeks to prevent any deviation from or circumvention of the processes and controls. In addition to the numerous internal controls which require multidisciplinary review, the Company's independent registered public accounting firm also reviews the interim financial statements included in our quarterly reports on Form 10-Q and audits the Company's annual financial statements. Management presented its analysis to the Compensation Committee in April 2024. Based on the analysis, the Committee concluded that the Company's performance-based compensation plans did not create risks that would be reasonably likely to have a material adverse effect on the Company.

Compensation Clawback. In October 2023, our Board adopted a written Compensation Recovery Policy ("Clawback Policy") addressing the recoupment of incentive-based compensation from current or former covered officers to ensure compliance with the requirements of Nasdaq Listing Rule 5608, which implements Rule 10D-1 under the Exchange Act. Under the Clawback Policy, the Company will recover any erroneously awarded incentive-based compensation from current or former executive officers subject to the Clawback Policy that was received within the applicable recovery period. The Compensation Committee of the Board has the discretion to make all decisions under this policy. Our 2017 Stock Option and Incentive Plan, as amended, also provides that any award made to a participant under the plan will be bound by any clawback policy that the Company has in effect or may adopt in the future.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics ("Code") that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have posted the Code on the corporate governance section of our investor relations website located at investor.techtarget.com. In addition, we will disclose on our website any amendments to, or waivers granted to, any Director or executive officer from, any provision of the Code.

Corporate Social Responsibility

We strive to attract diverse and exceptional candidates and help support their career growth once they become employees. Once hired, we ensure that employees are rewarded, recognized and engaged based on their contributions. We also emphasize employee internal mobility opportunities through our performance evaluation and career development efforts to drive professional development. Our goal is a long-term, upward-bound career at TechTarget for every employee, which we believe will assist our retention efforts. We are also dedicated to fostering a collaborative culture among our workforce, creating an environment that is safe, respectful, fair and inclusive of everyone, and promoting diversity, equity and inclusion inside and outside of our business. We accomplish this with the strong culture that we have built over the past 20+ years and through the efforts of our active culture committees: TechTarget Diversity, Equity & Inclusion, Health & Fitness at TechTarget, and TechTarget Gives. Each committee has a distinct mission, but all look to cultivate leadership skills, develop best business practices, encourage knowledge sharing, give back to the community, and provide personal growth and development opportunities while allowing for a wide range of perspectives and experiences.

•
Our TechTarget Diversity, Equity & Inclusion Committee is an initiative to identify and build relationships with diverse community members and minority organizations that can help drive awareness regarding employment opportunities at TechTarget and throughout the enterprise technology and digital media industry.
•
Health & Fitness at TechTarget is an energetic and motivating initiative to promote both physical and mental well-being and health. This group recognizes the advantages of an active lifestyle and intends to support that lifestyle through team leagues, fitness groups and sessions for individual development. Health & Fitness at TechTarget encourages teamwork, comradery and healthy competition, as well as personal growth and mindfulness.
•
TechTarget Gives is a diverse, dynamic and growth-focused initiative to mobilize TechTarget employees who are interested in giving back to the greater community. Through community involvement, volunteering events and company drives, TechTarget Gives aims to seek out opportunities on a state, national, and global scale. This committee helps employees further cultivate volunteering best practices, collaboration and leadership skills, all while paying it forward.

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DIRECTOR COMPENSATION

Directors who are also employees receive no compensation for their service as a Director. All non-employee Directors received the following compensation in 2023: (i) a base annual retainer of $20,000; (ii) a fee of $1,500 for attendance at each Board meeting; (iii) a fee of $1,000 for attendance at each Committee meeting; and (iv) an annual grant of options to purchase, at the fair market value on the date of grant, 5,000 shares of our common stock, which options are exercisable on the first anniversary of the date of grant or the business day prior to the Company's next annual meeting, if earlier. New non-employee Directors receive an initial grant of 2,500 options upon the commencement of service with the Company and must serve on the Board for at least six months to be eligible to receive the annual grant of options to purchase 5,000 shares of common stock.

Each non-employee Director also receives, on an annual basis, the following retainer amounts for committee service: each member of the Audit Committee: $5,000; each member of the Compensation Committee: $2,500; and each member of the Nominating and Corporate Governance Committee: $2,500. In addition to the retainers for committee service, each committee chairperson also receives the following annual retainers: Chair of the Audit Committee: $10,000; Chair of the Compensation Committee: $5,000; and Chair of the Nominating and Corporate Governance Committee: $5,000. Directors are also reimbursed for actual out-of-pocket expenses incurred in attending any meetings. The Company's compensation policy is to pay non-employee Directors their retainers in advance in December for the next fiscal year and to pay meeting fees in arrears in August for the period from January to July and in December for the period from August to December. Non-employee Directors shall be entitled to retain their retainers if they cease to be a non-employee Director or serve on a Committee or as a Committee Chair.

In accordance with the terms of our non-employee Director compensation program described above, which is reviewed and approved annually by the Compensation Committee, Directors receive Restricted Stock Units ("RSUs") as payment for their retainers and meeting attendance fees under our 2017 Stock Option and Incentive Plan, as amended. These RSUs are valued at the fair market value on the date of grant and are fully vested upon grant.

In the event that we add additional non-employee Directors to our Board, we may grant additional amounts of equity compensation based on the available benchmarking data for directors of comparable companies as well as other relevant factors, such as that person's experience in our industry, unique skills and knowledge, and the extent to which we expect that person will serve on and/or chair any committees.

Fiscal 2023 Director Compensation

The following table details the compensation for 2023 of our non-employee Directors:

Name	Fees earned or paid($)	Stock Awards(1)($)	Option Awards(2)($)	Total($)
Robert D. Burke	—	63,042	182,300	245,342
Bruce Levenson	—	61,011	182,300	243,311
Roger M. Marino	—	51,039	182,300	233,339
Perfecto Sanchez	—	41,056	182,300	223,356
Christina G. Van Houten	—	52,039	182,300	234,339

(1)
The "Stock Awards" column reflects the aggregate grant date fair value of the RSUs granted to each Director during 2023 computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). For the assumptions used to calculate the fair value of the equity awards granted, see Note 11 to our 2023 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested restricted stock units outstanding as of December 31, 2023 for our non-employee Directors was as follows: 0 for Mr. Burke, 0 for Mr. Levenson, 0 for Mr. Marino, 2,800 for Mr. Sanchez, and 0 for Ms. Van Houten.
(2)
The "Option Awards" column reflects the aggregate grant date fair value of the Option Awards granted to each Director during 2023, computed in accordance with ASC 718. We use the Black-Scholes option pricing model to determine the fair value of option awards. For the assumptions used to calculate the fair value of the Option Awards granted, see Note 11 to our 2023 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested stock options outstanding as of December 31, 2023 for our non-employee Directors was as follows: 5,000 for Mr. Burke, 5,000 for Mr. Levenson, 5,000 for Mr. Marino, 5,000 for Mr. Sanchez, and 5,000 for Ms. Van Houten.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation programs for our principal executive officer, our principal financial officer, and our other three executive officers for 2023 (collectively, the "named executive officers") who were:

•
Michael Cotoia, Chief Executive Officer
•
Daniel T. Noreck, Chief Financial Officer and Treasurer
•
Rebecca Kitchens, President
•
Steven Niemiec, Chief Operating Officer and Chief Revenue Officer
•
Greg Strakosch, Executive Chairman

Overview and Compensation Philosophy. The primary objectives of our Compensation Committee and our Board with respect to executive compensation are to attract, retain, and motivate executives who make important contributions to the achievement of our business goals, and to align the incentives of our executives with the creation of long-term value for our stockholders. The Compensation Committee implements and maintains compensation plans in order to enhance the likelihood that we will achieve these objectives. Our executive compensation program is designed to attract and retain those individuals with the skills necessary for us to achieve our long-term business goals, to motivate and reward individuals who perform at or above the levels that we expect, and to link a portion of each executive officer's compensation to the achievement of our business objectives. It is also designed to reinforce a sense of ownership, urgency, and overall entrepreneurial spirit. Further, our executive compensation program is designed in a manner that we believe aligns the interests of our executive officers with those of our stockholders by providing a portion of our executive officers' compensation through equity-based awards.

Compensation Committee. Our current executive compensation policies and objectives were developed and implemented by our Compensation Committee which, throughout 2023, consisted of all independent Directors. The Compensation Committee reviews and approves compensation for our executive officers with input from both our Executive Chairman and CEO. Mr. Strakosch and Mr. Cotoia make recommendations to the Committee, from time to time, regarding the compensation of the Company's executive officers based in part upon the periodic benchmarking exercise described in the "Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity" section below. Neither Mr. Strakosch nor Mr. Cotoia plays any role in determining his own salary, bonus, or equity compensation. Our Compensation Committee annually reviews our executive compensation program to assess whether the program adequately incentives, motivates, and compensates our executive officers. In addition to addressing cash compensation for our executive officers, which includes base salary and annual bonus plan and targets, our Compensation Committee reviews and approves equity grants to executive officers and employees who are not executive officers.

Elements of Executive Compensation. Our executive compensation consists of the following elements: (i) base salary; (ii) annual bonus; (iii) equity incentive compensation; and (iv) compensation through employee benefit plans. We view these elements of compensation as related but distinct. Although our Compensation Committee reviews total compensation, we generally do not believe that significant compensation derived from one element of compensation should necessarily negate or reduce compensation from other elements. We assess the appropriate level for each compensation component based on our view of internal fairness and consistency and other considerations we deem relevant, such as the executives’ equity ownership position. We may also, from time to time, review executive compensation levels at other companies with which we compete. For 2023, our overall mix of executive compensation continued to include a balance of cash and non-cash compensation, taking into consideration existing long-term equity awards.

Base Salary. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our executives. Base salaries for our executives typically have been set in our offer letter to the executive at the outset of employment. None of our executives are currently party to an employment agreement that provides for automatic or scheduled increases in base salary. We set base salary compensation for our executive officers at a level we believe enables us to retain and motivate and, as needed, hire individuals in a competitive environment, so that our executive officers will contribute to our overall business goals and success. We may also consider the base salary compensation that is payable by companies that we believe to be our competitors and by other comparable private and public companies with which we believe we generally compete for executives. The Compensation Committee reviews base salaries periodically, most recently in late 2023, and adjusts them from time to time as appropriate after taking into account an individual's responsibilities, performance, skills specific to our business, industry experience, as well as the limited benchmarking referenced above and described in the "Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity" section below. Excluding Ms. Kitchens and Mr. Niemiec, who became executive officers effective January 1, 2023, in 2023 the annual base salary for Mr. Strakosch and Mr. Cotoia remained the same as in 2022. The Board approved, effective January 1, 2023, a $75,000 increase to the annual base salary for Mr. Noreck, with a new base salary of $300,000 per year.

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Executive Incentive Bonus Plan

Plan Performance Metrics and Individual Goals. The Compensation Committee designed our 2023 Executive Incentive Bonus Plan (the "2023 Bonus Plan") in a manner that it believed would focus and motivate our management to achieve key company financial and strategic objectives and reward our executive officers for achievement of these measures of operating performance. In December 2022, our Board approved the 2023 Bonus Plan performance metrics. As in prior years, the Compensation Committee concluded that "Revenue" (as defined by Generally Accepted Accounting Principles ("GAAP")), Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("Adjusted EBITDA"), and an operating metric based on the percentage of customer contracts with terms longer than 270 days ("Longer-Term Contracts") were the appropriate measurements of our performance with respect to the 2023 Bonus Plan. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before net interest, other income and expense such as asset impairment (including expenses related to the induced conversion of our 2025 convertible notes), income taxes, depreciation and amortization, as further adjusted to include the impact of the fair value adjustments to contingent consideration and acquired unearned revenue and to exclude stock-based compensation and other one-time charges, such as costs related to acquisitions or reduction in forces expenses, if any. The Compensation Committee included the Longer-Term Contract metric, coupled with the Revenue and Adjusted EBITDA metrics, because it felt this metric would continue to align our executive incentive compensation with the Company's goal of moving towards providing our customers our purchase-intent data and other services under Longer-Term Contracts. Payment of a bonus under the 2023 Bonus Plan was based on either the attainment of the Revenue and/or Adjusted EBITDA performance goals or attainment of the Longer-Term Contract performance goal. Payments under our bonus plan are made each year before March 15, based on the achievement of the prior year's performance goals measured at the end of each fiscal year.

The Compensation Committee designed the relevant Revenue, Adjusted EBIDTA, and Longer-Term Contract targets used in the 2023 Bonus Plan by taking into consideration the 2023 budget as well as projected revenue. The Compensation Committee determined that the financial targets should, as in past years, be based on the Company's current year budget and also took into consideration the Company's actual performance against its 2022 budget. The Committee determined that the Longer-Term Contract target should be based on projected revenue and anticipated product mix. Based on these factors, the Committee established the 2023 targets against the prior year period. After the Compensation Committee established the 2023 Bonus Plan performance goals, it assigned a target bonus amount to each executive officer based on a recommendation from Mr. Strakosch and various factors noted above including consideration of the Company's annual budget and the Company's continued strategic and financial goal of transitioning from primarily quarterly marketing programs to delivering campaigns under Longer-Term Contracts. Mr. Strakosch's target bonus amount was determined by the Compensation Committee based on the same factors noted above without input from Mr. Strakosch. The Compensation Committee approved the following target bonus amounts for Mr. Cotoia, Mr. Noreck, Ms. Kitchens, Mr. Niemiec, and Mr. Strakosch for 2023: $217,500, $105,000, $105,000, $105,000 and $217,500, respectively. The threshold amounts varied depending on whether the Company met at least: (i) one of the Adjusted EBITDA or Revenue metrics and/or (ii) the Longer-Term Contracts metric. For more information on thresholds and maximums, see "2023 Plan Performance" below. The Board approved, effective January 1, 2023, a $30,000 increase to Mr. Noreck's target bonus under the 2023 Bonus Plan, with a new annual target bonus of $105,000. The target bonus under the 2023 Bonus Plan for Messrs. Cotoia and Strakosch was not increased and remained $217,500, for both named executive officers.

Plan Operation. In order for our executive officers to earn a bonus under the 2023 Bonus Plan, they must either: (1) have achieved the minimum threshold of 90% of the Adjusted EBITDA target (or $108 million) and/or Revenue target (or $270 million) or (ii) have achieved a minimum of a tenth of a percentage increase from the Longer-Term Contracts base determined by the Committee (or 39%) towards the 2023 Longer-Term Contracts target (or 41%). The Longer-Term Contracts metric is measured against the total amount of quarterly revenue attributable to Longer-Term Contracts determined as of the end of the fourth quarter of the 2023 fiscal year. With respect to Adjusted EBITDA and Revenue, if the applicable 90% threshold was achieved, then each of our executive officers would earn 50% of their targeted bonus amount with respect to the applicable metric. Furthermore, each of our executive officers could earn an additional 5% of their target bonus amount within the Adjusted EBITDA and/or Revenue metric for each additional 1% of the Adjusted EBITDA and/or Revenue (as applicable) bonus target achieved over 90%, until 100% of the Adjusted EBITDA and/or Revenue bonus target (as applicable) was achieved. Additionally, for each tenth of a percentage increase towards the Longer-Term Contracts target, each of our executives would earn at least 5% of their targeted bonus amount with respect to that metric until 100% of the Longer-Term Contracts bonus target was achieved. Actual performance compared to the target metric was measured at the end of the fiscal year. In the event that the Adjusted EBITDA metric and/or Longer-Term Contracts metric was greater than 100% of their respective targets, each executive could earn more than his or her respective target bonus. The target bonus pool would increase by up to 30% for amounts achieved up to $3.0 million of the Adjusted EBITDA target (and by 33% for amounts in excess of $3.0 million) and prorated for each tenth of a percentage increase above the target (50% for each 1% increase achieved in excess) of the Longer-Term Contracts target. The portion of the bonus in excess of each executive's target for both the Adjusted EBITDA and Longer-Term Contracts targets is payable in common stock of the

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Company. In the event that performance was less than 90% for both the Adjusted EBITDA and Revenue metrics and less than a tenth of a percentage increase was achieved towards the Longer-Term Contracts metric, then no bonus would be earned.

2023 Plan Performance. In 2023, the Company's Adjusted EBITDA, Revenue, and Longer-Term Contracts results measured at the end of the fiscal year, were 58% (or $70.642 million), 77% (or $229.963 million), and 32% respectively, which resulted in our named executive officers receiving no bonus payments under the 2023 Bonus Plan:

Name and Position	Threshold($)(1)	Target($)(2)	Maximum($)(3)	Actual($)
Michael Cotoia, Chief Executive Officer	36,250	217,500	—	—
Daniel T. Noreck, Chief Financial Officer and Treasurer	17,500	105,000	—	—
Rebecca Kitchens, President	17,500	105,000	—	—
Steve Niemiec, Chief Operating Officer & Chief Revenue Officer	17,500	105,000	—	—
Greg Strakosch, Executive Chairman	36,250	217,500	—	—

(1)
Amount payable if 90% of the Adjusted EBITDA or Revenue bonus target was achieved and less than a tenth of a percentage increase towards the Longer-Term Contracts target was achieved. Alternatively, if performance was less than 90% for both the Adjusted EBITDA and Revenue metrics and only a tenth of a percentage increase towards the Longer-Term Contracts target was achieved, then the following threshold amounts would have been due to Mr. Cotoia, Mr. Noreck, Ms. Kitchens, Mr. Niemiec, and Mr. Strakosch for 2023: $3,625, $1,750, $1,750, $1,750, and $3,625, respectively.
(2)
Amount payable if 100% of all three performance targets were achieved.
(3)
In the event that the Adjusted EBITDA or Longer-Term Contracts metrics were greater than 100% of the targets, then the executive could earn more than their respective target bonus, and the portion of the bonus in excess of each executive’s target would be payable in common stock of the Company. The 2023 Bonus Plan did not cap such excess amounts.

Equity Incentive Compensation and Other Benefits

We grant RSUs to attract, motivate, and retain employees. We believe that RSUs and other equity awards are an important component of an executive's overall compensation package, which can be effective in rewarding the long-term performance of our executives. We believe that this compensation philosophy, in turn, may contribute to long-term value for our stockholders. All of our executive officers and a majority of our key employees have received stock options and/or RSU grants under our 2007 Stock Option and Incentive Plan and/or our 2017 Stock Option and Incentive Plan, as amended. We believe that the vesting feature of our equity grants increases executive retention by providing an incentive to remain with the Company during the vesting period, which is typically multi-year. We typically make an initial equity award to each new executive in connection with the start of his or her employment. Other than with respect to new hire awards, we typically grant RSU awards once per year to a select group of employees, typically in July/August and/or December. All grants of equity awards are approved by the Compensation Committee either as part of the annual grant process or at other times during the year. RSUs typically vest in equal tranches once per year on the anniversary of the grant date over a three-year period. Additionally, in accordance with the terms of the applicable award agreements, the Company may defer the delivery of shares underlying an RSU award, generally until the opening of the trading window immediately following the vesting date. In determining equity awards, our Compensation Committee considers the Company's business and financial performance, the executive's performance and future potential, the award value relative to other executives' awards, and the value of previous awards and amount of outstanding unvested equity awards. The Committee also considers the recommendations of our CEO and Executive Chairman with respect to awards to the executive officers and employees other than the CEO and Executive Chairman, and, from time to time, the external data described in the "Benchmarking of Compensation and Equity" section below.

2023 Equity Grants. In August 2023, the Compensation Committee, understanding the macroeconomic environment, granted Mr. Cotoia 45,000 RSUs, Mr. Noreck 16,500 RSUs and Mr. Strakosch 15,000 RSUs. These grants vest with respect to one-third of the shares subject to such award per year over three years. The grants were made in recognition of their performance and contributions to the Company as well as their expected future contributions. In February 2022, in connection with over performance under the 2021 Executive Incentive Bonus Plan, Messrs. Cotoia, Noreck, and Strakosch were issued 40,842, 14,084, and 40,842, respectively, shares of our common stock. In February 2023, in connection with over performance under the 2022 Executive Incentive Bonus Plan, Messrs. Cotoia, Noreck, and Strakosch were issued 1,682, 580, and 1,682 respectively, shares of our common stock.

Employee Benefit Plans. Our U.S. employees, including our executive officers, are entitled to certain employee benefits, including: medical, dental, and vision care plans; supplemental vision care plan; flexible spending and health savings accounts for healthcare and dependent care; pre-tax transportation account; life, accidental death and dismemberment, and disability insurance; and a 401(k) plan with pre-tax and Roth options. Under our 401(k) plan, we may provide a discretionary matching contribution to all employees after they meet all eligibility requirements. During 2023, we matched fifty cents of each dollar of compensation contributed by the participant up to a maximum of $3,000 per year. The employer contributions vest over a four-year period commencing on the employee's hire date.

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Financial Planning, Tax Preparation, and Estate Planning. The Company has made arrangements with a financial counseling firm to provide its executive officers with certain financial, estate and tax planning, and tax preparation services. If an executive officer elects to participate in this program, the Company pays the annual retainer and any fees incurred for the financial counseling firm's services to the executive officer during the year.

Advisory Vote on Executive Compensation. At our 2023 Annual Meeting of Stockholders, a majority of stockholder votes were cast to approve on an advisory basis a say-on-pay vote every year. The Compensation Committee considered this stockholder vote and determined to hold stockholder advisory votes on our executive compensation program annually. The Compensation Committee noted the affirmative vote on the Company's executive compensation program as it determined executive officer compensation for 2023.

Employment Agreements. Each of the named executive officers is party to an employment agreement with the Company which provides for certain benefits while employed at the Company, including base salary, bonus, and treatment of equity in the event of a termination of employment under certain circumstances or a change of control. The Company believes that retention of its executive officers is critical to the operation of the Company and has made the decision to provide these benefits in the employment agreements. In consideration of these benefits, the executive in each instance has agreed not to (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend for one year post-termination for Mr. Cotoia, Mr. Noreck, Ms. Kitchens, Mr. Niemiec, and Mr. Strakosch. The executive officers' employment agreements are described in more detail on page 23 under the heading "Employment Agreements and Potential Payments Upon Termination or Change in Control."

Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code") generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid in any one year to each of certain of the Company's current and former executive officers. For taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid in any one year to each of the specified officers that is not covered by applicable rules will not be deductible by us. While our Compensation Committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions, it may authorize compensation payments that are subject to the deduction limitation when it believes that such payments are appropriate to attract and retain executive talent.

Benchmarking of Compensation and Equity. The Compensation Committee believes that using peer company compensation information in its executive compensation determinations may sometimes be appropriate and can be a meaningful factor in determining cash and equity compensation. The Compensation Committee also believes that reviewing such external data may not always be relevant and also relies on other factors, including Company performance and the Compensation Committee's own substantial business and industry experience, in setting executive compensation. From time to time, the Compensation Committee reviews peer company information. In 2023, the Company's peer group, which was revised in 2021 to better align with the Company's growth, revenue, and overall business, included the following public companies: Dun & Bradstreet Holdings, Inc., Gartner, Inc., HubSpot, Inc., Ziff Davis, Inc., TripAdvisor, Inc., ZoomInfo Technologies, Inc., ON24, Inc., and Comscore, Inc. The Company's officers provided the Compensation Committee with compensation data about these peers compiled from publicly available information. With regard to our CEO and CFO, given that we believe the roles and responsibilities for these positions are generally consistent from company to company, from time to time, we review the compensation of these positions as detailed in public company filings and certain private company data for companies with similar financial and operational characteristics, including market capitalization (where applicable), revenue, profitability, headcount, industry, and geography. Additionally, for the other executive officers, whose positions are more distinct and may not be as readily benchmarked by title, when we benchmark their compensation, we attempt to find analogous positions in other public and private companies in our industry with similar financial and operational characteristics by function and responsibilities. The Compensation Committee took this information into consideration when evaluating compensation for our executive officers in 2023. The Compensation Committee also considered factors that contribute to the executive's value to the Company, such as length of service and specific skills that make an executive officer uniquely key to our success. Based on the Compensation Committee's review of the compensation data available regarding the executives in our peer group, the Compensation Committee determined that the (i) base salary for each executive officer for 2023 and (ii) target bonuses under the 2023 Bonus Plan for each executive officer, except for Mr. Noreck, would remain unchanged from the base salary and target bonuses for 2022. Mr. Noreck received a $30,000 increase to his target bonus under the 2023 Bonus Plan, with a new annual target bonus of $105,000. Neither the Compensation Committee nor the Company has retained a compensation consultant. The Compensation Committee members reviewed and approved the compensation of our executive officers, relying in part on their substantial business experience.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid or earned for 2023, 2022, and 2021 for our named executive officers.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total($)
Michael Cotoia	2023	600,000	1,374,300	—	15,000	1,989,300
Chief Executive Officer	2022	600,000	9,841,938	188,500	15,000	10,645,438
	2021	600,000	9,731,413	188,500	15,000	10,534,913
Daniel T. Noreck	2023	300,000	503,910	—	15,000	818,910
Chief Financial Officer and	2022	225,000	1,977,575	65,000	15,000	2,282,575
Treasurer	2021	225,000	2,403,099	65,000	15,000	2,708,099
Rebecca Kitchens(4)	2023	400,000	3,926,780	—	3,000	4,329,780
President	—	—	—	—	—	—
	—	—	—	—	—	—
Steve Niemiec(4)	2023	400,000	3,880,800	—	15,000	4,295,800
Chief Operating Officer and	—	—	—	—	—	—
Chief Revenue Officer	—	—	—	—	—	—
Greg Strakosch	2023	600,000	458,100	—	15,000	1,073,100
Executive Chairman	2022	600,000	2,996,988	188,500	15,000	3,800,488
	2021	600,000	9,731,413	188,500	15,000	10,534,913

(1)
The amounts in this column reflect the aggregate grant date fair value of RSU and common stock awards computed in accordance with ASC 718 granted to, or earned by, each named executive officer during the applicable year. See Note 11 to the audited consolidated financial statements in our Form 10-K with respect to the assumptions underlying the valuation of equity awards. For 2023, the amount in this column for Messrs. Cotoia, Noreck, and Strakosch reflects the aggregate grant date fair value of RSUs awarded in August 2023 in the amount of $1,374,300, $503,910, and $458,100, respectively. The amount in this column for Ms. Kitchens and Mr. Niemiec reflects the aggregate grant date fair value of RSUs awarded in January 2023 in the amount of $3,926,780 and $3,880,800, respectively.
(2)
The amounts reported in this column reflect the cash portion of the bonus payments to our named executive officers under the Executive Incentive Bonus Plans for 2023, 2022, and 2021. For more information, see "Executive Compensation – Executive Incentive Bonus Plan" above.
(3)
These amounts represent matching 401(k) contributions and costs to the Company for services incurred to provide financial counseling services including finances, estate and tax planning, and tax preparation services ("Financial Services"). Matching 401(k) contributions were $3,000 per executive officer in 2023. Ms. Kitchens's 2023 Financial Services totaled $0 and for Messrs. Cotoia, Noreck, Niemiec, and Strakosch totaled $12,000, $12,000, $12,000, and $12,000, respectively.
(4)
On December 16, 2022, the Board appointed Ms. Kitchens as President and Mr. Niemiec as Chief Operating Officer and Chief Revenue Officer of the Company, effective January 1, 2023.

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Grants of Plan-Based Awards For 2023

The following table sets forth grants of plan-based awards made during 2023 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Stock Option Awards($)(3)
Michael Cotoia	12/15/2023	36,250	217,500	—	—	—
	8/11/2023	—	—	—	45,000	1,374,300
	2/24/2023	—	—	—	1,682	63,462
Daniel T. Noreck	12/15/2023	17,500	105,000	—	—	—
	8/11/2023	—	—	—	16,500	503,910
	2/24/2023	—	—	—	580	21,883
Rebecca Kitchens	12/15/2023	17,500	105,000	—	—	—
	1/11/2023	—	—	—	1,000	45,980
	1/2/2023	—	—	—	90,000	3,880,800
Steve Niemiec	12/15/2023	17,500	105,000	—	—	—
	1/2/2023	—	—	—	90,000	3,880,800

Greg Strakosch	12/15/2023	36,250	217,500	—	—	—
	8/11/2023	—	—	—	15,000	458,100
	2/24/2023	—	—	—	1,682	63,462

(1)
Reflects full year target awards under the 2024 Bonus Plan. Under the 2024 Bonus Plan, in the event that the named executive officer satisfied the performance conditions necessary to receive an award, the named executive officer was entitled to receive a cash payment up to the target amount, which earned amounts are shown in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column and the accompanying footnote. Amounts earned in excess of the target amount by the named executive officer, were paid as common stock and are reflected in the Summary Compensation Table under the "Stock Awards" column. There is no limit on the value of the award that could be earned by a named executive officer under the 2023 Bonus Plan. For more information, see "Executive Compensation – Executive Incentive Bonus Plan" above.
(2)
Represents an RSU or common stock award granted to the named executive officer in accordance with our executive compensation program.
(3)
Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation, see Note 11 to our audited consolidated financial statements included in our Form 10-K. See also our discussion of stock-based compensation in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations-Application of Critical Accounting Policies and Use of Estimates-Stock-Based Compensation" included in our Form 10-K.

Non-Equity Incentive Plans

We describe the material terms of our Executive Incentive Bonus Plan in the Compensation Discussion and Analysis section of this Proxy Statement.

Equity Compensation Plans

2007 Stock Option and Incentive Plan. Our 2007 Stock Option and Incentive Plan (the "2007 Plan") was adopted by our Board upon recommendation of the Compensation Committee and approved by our stockholders in April 2007. The 2007 Plan expired on May 15, 2017 and no further equity grants may be made under the 2007 Plan. Any awards granted on or before such date will remain outstanding subject to their terms. Our 2007 Plan was administered by our Compensation Committee, which had full authority and discretion to interpret and apply the provisions of the 2007 Plan.

2017 Stock Option and Incentive Plan. On March 10, 2017, the Board adopted the 2017 Stock Option and Incentive Plan, upon recommendation by the Compensation Committee and it was approved by the Company's stockholders and became effective on June 16, 2017. On June 8, 2021, the Company's stockholders approved an amendment to the 2017 Stock Option and Incentive Plan increasing the number shares of common stock authorized for issuance thereunder from 3,000,000 to 6,800,000. The 2017 Stock Option and Incentive Plan, as amended, (the "2017 Stock Plan") permits us to make grants of incentive stock options, nonstatutory stock options, director options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based or cash-based awards, and performance awards to employees, officers, Directors, consultants, and advisors. The 2017 Stock Plan is administered by the Compensation Committee.

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2022 Employee Stock Purchase Plan. On April 8, 2022, the Board adopted the 2022 Employee Stock Purchase Plan (the "ESPP") upon recommendation of the Compensation Committee and it was approved by our stockholders and became effective on June 7, 2022. The ESPP permits eligible employees to purchase shares of our common stock at a discount during consecutive six-month plan periods. Our Board, the Compensation Committee, or its delegate will determine the purchase price of the shares in a given plan period, including whether such purchase price will be determined based on the lesser of the closing price of our common stock on the first business day of the plan period and the last business day of the plan period, or will be based solely on the closing price of our common stock on the last day of the plan period; provided, however, that such purchase price shall be at least 85% of the applicable closing price in the case of a Section 423 offering under the Internal Revenue Code. Employee contributions are made through payroll deductions or other contributions, subject to a minimum permitted percentage of 1% and a maximum permitted percentage of 15%. Our Board, the Compensation Committee, or its delegate may, in its discretion, designate a higher minimum, and/or a lower maximum, contribution rate.

Outstanding Equity Awards at Fiscal Year End for 2023

The following table summarizes the outstanding equity award holdings of our named executive officers as of December 31, 2023.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested($)(1)
Michael Cotoia	08/11/2023	45,000	(2)	1,568,700
	07/29/2022	100,000	(3)	3,486,000
	07/30/2021	30,000	(4)	1,045,800
Daniel T. Noreck	08/11/2023	16,500	(5)	575,190
	07/29/2022	20,000	(6)	697,200
	07/30/2021	6,000	(7)	209,160
Rebecca Kitchens	01/02/2023	90,000	(8)	3,137,400
	07/29/2022	28,000	(9)	976,080
	07/30/2021	10,000	(10)	348,600
Steve Niemiec	01/02/2023	90,000	(11)	3,137,400
	07/29/2022	30,000	(12)	1,045,800
	07/30/2021	12,000	(13)	418,320
Greg Strakosch	08/11/2023	15,000	(14)	522,900
	07/29/2022	30,000	(15)	1,045,800
	07/30/2021	30,000	(16)	1,045,800

(1)
The amounts shown in this column are for RSUs. The value of the RSUs is based on $34.86, which was the closing price of the Company's stock on December 29, 2023, the last trading day of the Company's most recently completed fiscal year.
(2)
Mr. Cotoia's RSUs vest as follows: 15,000 on each of August 11, 2024, 2025 and 2026.
(3)
Mr. Cotoia's RSUs vest as follows: 50,000 on each of July 29, 2024 and 2025.
(4)
Mr. Cotoia's RSUs vest as follows: 30,000 on July 30, 2024.
(5)
Mr. Noreck's RSUs vest as follows: 5,500 on each of August 11, 2024, 2025 and 2026.
(6)
Mr. Noreck's RSUs vest as follows: 10,000 on each of July 29, 2024 and 2025.
(7)
Mr. Noreck's RSUs vest as follows: 6,000 on July 30, 2024.
(8)
Ms. Kitchens's RSUs vest as follows: 30,000 on each of January 2, 2024, 2025 and 2026.
(9)
Ms. Kitchens's RSUs vest as follows: 14,000 on each of July 29, 2024 and 2025.
(10)
Ms. Kitchens's RSUs vest as follows: 10,000 on July 30, 2024.
(11)
Mr. Niemiec's RSUs vest as follows: 30,000 on each of January 2, 2024, 2025 and 2026.
(12)
Mr. Niemiec's RSUs vest as follows: 15,000 on each of July 29, 2024 and 2025.
(13)
Mr. Niemiec's RSUs vest as follows: 12,000 on July 30, 2024.
(14)
Mr. Strakosch's RSUs vest as follows: 5,000 on each of August 11, 2024, 2025 and 2026.
(15)
Mr. Strakosch's RSUs vest as follows: 15,000 on each of July 29, 2024, and 2025.
(16)
Mr. Strakosch's RSUs vest as follows: 30,000 on July 30, 2024.
(17)
Mr. Strakosch's RSUs vest as follows: 5,000 on each of August 11, 2024, 2025 and 2026.

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	21

Option Exercises and Stock Vested for 2023

The following table sets forth the aggregate number of RSU awards that vested for our named executive officers in 2023. There were no option exercises during 2023 and none of our named executive officers have outstanding options that are vested and exercisable but have not been exercised.

	Stock Awards
Name	Number of Shares Acquired On Vesting(#)		Value Realized On Vesting($)(1)
Michael Cotoia	131,682	(2)	4,290,662
Daniel T. Noreck	23,580	(3)	769,883
Rebecca Kitchens	38,000	(4)	1,249,180
Steve Niemiec	42,000	(5)	1,365,780
Greg Strakosch	46,682	(6)	1,527,762

(1)
Values shown represent the number of shares multiplied by the closing price of the Company's common stock on the applicable vesting date.
(2)
Pursuant to the terms of the applicable RSU award agreements, where applicable, the shares underlying the RSUs vested and delivered as follows: 50,000 shares that vested July 29, 2023 were deferred under the agreement and delivered on September 6, 2023, 30,000 shares that vested July 30, 2023 were deferred under the agreement and delivered on September 5, 2023, 50,000 shares that vested on July 31, 2023 were deferred under the agreement and delivered on September 6, 2023 and 1,682 shares vested and were delivered pursuant to the 2022 Bonus Plan on February 24, 2023.
(3)
Pursuant to the terms of the applicable RSU award agreements, where applicable, the shares underlying the RSUs vested and delivered as follows: 10,000 shares vested on July 29, 2023 were deferred under the agreement and delivered on August 21, 2023, 6,000 shares vested on July 30, 2023 were deferred under the agreement and delivered on August 25, 2023, 7,000 shares that vested on July 31, 2023 were deferred under the agreement and delivered on August 22, 2023, and 580 shares vested and were delivered pursuant to the 2022 Bonus Plan on February 24, 2023.
(4)
Pursuant to the terms of the applicable RSU award agreement, where applicable, the shares underlying the RSUs vested and delivered as follows: 14,000 shares that vested on July 29, 2023 were deferred under the agreement and delivered on August 28, 2023, 10,000 shares that vested on July 30, 2023 were deferred under the agreement and delivered on August 25, 2023, and 13,000 shares that vested on July 31, 2023 were deferred under the agreement and delivered on August 29, 2023 and 1,000 shares vested and were delivered as a 20 Year Anniversary Award on January 11, 2023.
(5)
Pursuant to the terms of the applicable RSU award agreement, where applicable, the shares underlying the RSUs vested and delivered as follows: 15,000 shares that vested on July 29, 2023 were deferred under the agreement and delivered on August 28, 2023, 12,000 shares that vested on July 30, 2023 were deferred under the agreement and delivered on August 25, 2023, and 15,000 shares that vested on July 31, 2023 were deferred under the agreement and delivered on August 29, 2023.
(6)
Pursuant to the terms of the applicable RSU award agreement, where applicable, the shares underlying the RSUs vested and delivered as follows: 15,000 shares that vested on July 29, 2023 were deferred under the agreement and delivered on August 28, 2023, 30,000 shares that vested on July 30, 2023 were deferred under the agreement and delivered on September 5, 2023 and 1,682 shares vested and were delivered pursuant to the 2022 Bonus Plan on February 24, 2023.

Nonqualified Deferred Compensation for 2023

The following table sets forth the aggregate value of shares underlying RSUs the receipt of which were deferred in accordance with the terms of the applicable RSU award agreements during 2023. For more information, see "Executive Compensation – Executive Incentive Compensation and Other Benefits" above.

Name	Executive Contribution in Last Fiscal Year($)(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last FYE($)
Michael Cotoia	1,624,000	—	1,499,500	—
	976,200	—	906,900	—
	1,627,000	—	1,499,500	—
Daniel T. Noreck	227,360	—	208,110	—
	195,240	—	170,040	—
	325,400	—	295,900	—
Rebecca Kitchens	422,240	—	379,600	—
	325,400	—	283,400	—
	455,560	—	394,800	—
Steve Niemiec	487,200	—	438,000	—
	390,480	—	340,080	—
	488,100	—	423,000	—
Greg Strakosch	976,200	—	906,900	—
	488,100	—	423,000	—

(1)
Represents the amount that would have been earned if the underlying RSUs had been delivered on the vesting date.
(2)
Represents appreciation in the value, if any, of the shares from date of deferral to date of delivery.
(3)
Represents fair market value of the shares on the date of delivery.

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	22

Employment Agreements and Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our named executive officers that would require us to make certain payments and/or provide certain benefits to them in the event of a termination of employment under certain circumstances or a change of control of the Company. The following sections summarize the material terms of the employment agreements and the payments that would be made to each named executive officer assuming one of the events described below occurs.

Material Terms of Executive Employment Agreements — Termination of Employment. Our employment agreements entitle each named executive officer to severance benefits if the Company terminates the executive officer's employment in the following situations: (i) without "cause"; (ii) if the executive officer terminates his employment for "good reason"; (iii) death; or (iv) disability. For purposes of the employment agreements, "cause" means: (a) any act of fraud or gross misconduct; (b) commission of a felony or a misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; or (c) gross negligence or willful misconduct. Under the employment agreements, "good reason" means: (I) a material reduction of the executive's salary and/or target bonus other than a reduction that is similar to the reduction made to the salary and/or target bonus of all other senior executives; (II) a change in the executive's responsibilities and/or duties which constitutes a demotion; (III) relocation of the offices at which the executive is principally employed to a location more than 50 miles from such offices which relocation is not approved by the executive; (IV) our failure to pay amounts due under the employment agreement; or (V) the failure of any successor in interest to the business of the Company to assume our obligations under the employment agreement. In the event of a termination of the executive without "cause," by the executive officer for "good reason," as a result of the executive's death or disability, or as a result of the failure by the Company to renew the term of the employment agreement following its expiration, the executive would be entitled to a payment, in the case of Messrs. Cotoia and Strakosch, equal to their annual salary, and in the case of Mr. Noreck, Ms. Kitchens, and Mr. Niemiec equal to nine months of their annual salaries, and payment by the Company for continuation of health plan benefits for the post-employment period of the salary payments. Additionally, each executive would be entitled to a payment of a portion of their annual target bonus, pro-rated for the period of salary continuance, equal to the greater of (i) 50% of such target amount and (ii) a pro-rated amount based on the number of months that have passed in the applicable fiscal period. The executive officer would also be entitled to acceleration of unvested stock options and RSU grants in an amount equal to 10% for each year of service, with a minimum of 50% vesting of stock options and RSUs if they have been employed by the Company for five years or less. In the event the executive officer ceases to be an employee of the Company in a manner that does not meet the conditions listed above, then all unvested stock options and RSU grants under the 2017 Stock Plan will be forfeited immediately and automatically, without the payment of any consideration to the executive. In consideration of these benefits, each executive has agreed not to: (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend post termination for one year for each executive officer. In the event that the executive officer is terminated for cause or terminates their employment other than for good reason, the executive officer would not be entitled to any of the foregoing severance benefits under their employment agreement. For example, if an executive officer resigns without good reason, they are not entitled to any additional compensation or benefits other than any accrued benefits including any earned but unpaid base salary or incentive compensation, unpaid expense reimbursements, and any vested benefits they may have under any employee benefit plan.

Material Terms of Executive Employment Agreements — Change of Control. In the event of a Change of Control as that term is defined in our executive employment agreements, all unvested stock options, if any, under the 2007 Stock Plan and all unvested RSU grants, will vest and become fully exercisable. In the event of a Change in Control Event as the term is defined in our 2017 Stock Plan that does not also conform to the definition of Change of Control under our executive employment agreements, all unvested stock options and all unvested RSU grants under the 2017 Stock Plan will vest in part so that one-half of the number of shares that would have otherwise become exercisable or vested on any date after the Change in Control Event will become exercisable or vested. In the event of a termination not for cause as a result of a change of control, in addition to the benefits mentioned above, the executive would be entitled to a prorated portion of that executive's target annual bonus based on the date of termination.

Potential Payments upon a Triggering Event. The following table sets forth information regarding the amounts payable by us pursuant to the terms of the employment agreements described above to each named executive officer in the event there has been a termination of employment and/or Change of Control as defined under our executive employment agreements, in each case, on December 31, 2023. Because the disclosures in the table assume the occurrence of a termination and/or change of control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination or change of control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	23

Potential Payments Upon Termination or Change of Control

Name	Qualifying Termination ($)(1)	Change of Control Without Termination ($)	Qualifying Termination within 12 Months Following Change of Control ($)
Michael Cotoia
Cash Severance(2)	600,000	—	600,000
Equity Awards(3)	6,100,500	6,100,500
Continuation of Benefits(4)	18,520	—	18,520
Other Benefits(5)	-	—	—
Total Value of Benefits	6,719,020	6,100,500	618,520
Daniel T. Noreck
Cash Severance(2)	168,750	—	168,750
Equity Awards(3)	119,364	119,364	—
Continuation of Benefits(4)	13,170	—	13,170
Other Benefits(5)	86,875	—	65,000
Total Value of Benefits	388,159	119,364	246,920
Rebecca Kitchens
Cash Severance(2)	300,000	—	300,000
Equity Awards(3)	4,462,080	4,462,080
Continuation of Benefits(4)	14,808	—	14,808
Other Benefits(5)	—	—	—
Total Value of Benefits	4,776,888	4,462,080	314,808
Steve Niemiec
Cash Severance(2)	300,000	—	300,000
Equity Awards(3)	4,601,520	4,601,520	—
Continuation of Benefits(4)	14,808	—	14,808
Other Benefits(5)	—	—	—
Total Value of Benefits	4,916,328	4,601,520	314,808
Greg Strakosch
Cash Severance(2)	600,000	—	600,000
Equity Awards(3)	2,614,500	2,614,500	—
Continuation of Benefits(4)	13,856	—	13,856
Other Benefits(5)	—	—	—
Total Value of Benefits	3,228,356	2,614,500	613,856

(1)
A "qualifying termination" means, under the employment agreements, a termination of employment by the Company without "cause," by the executive for "good reason," as a result of his or her death or disability, or as a result of the failure of the Company to extend the employment agreement following the expiration of the then current term.
(2)
In the case of both Mr. Cotoia and Mr. Strakosch, the amount is equal to their annual salary. In the case of each of Mr. Noreck, Ms. Kitchens, and Mr. Niemiec the amount is equal to nine months of their annual salary.
(3)
Represents the number of shares of our common stock underlying RSU grants that would vest multiplied by $34.86, the closing price of the Company's common stock on December 29, 2023, the last trading day of the Company's fiscal year.
(4)
Represents the Company-paid premium for any health or benefit plans in which the executive participates, for the periods of salary continuance set forth in footnote 1 above.
(5)
The total bonus payments due upon a termination following a change of control were calculated based on actual, full-year performance under the 2023 Bonus Plan as reported in the Summary Compensation Table.

New Employment Agreements. On January 10, 2024, we, Toro CombineCo, Inc. ("CombineCo"), Toro Acquisition Sub, LLC, ("Merger Sub"), Informa, Informa US Holdings Limited (“Ivory HoldCo”), and Informa Intrepid Holdings Inc. ("Informa Tech"), entered into the Transaction Agreement, pursuant to which, among other things, (i) Ivory HoldCo will contribute all of the issued and outstanding shares of capital stock of Informa Tech, plus $350 million in cash (subject to certain adjustments set forth in the Transaction Agreement for changes in net working capital of Informa Tech and in respect of EBITDA and certain non-current liabilities) to CombineCo in exchange for CombineCo common stock, (ii) Merger Sub will merge with and into TechTarget, with TechTarget surviving the merger and becoming a direct wholly owned subsidiary of CombineCo (the "Merger") and (iii) as a result of the Merger, each issued and outstanding share of TechTarget's common stock will be converted (subject to certain exceptions) into the right to receive one share of CombineCo common stock and a pro rata share of an amount in cash equal to $350 million plus the amount of the EBITDA adjustment (as defined in the Transaction Agreement), if any, provided for in the Transaction Agreement, which per share cash consideration amount is estimated as of the date of the Transaction Agreement to be approximately $11.79 per share of TechTarget common stock (collectively, and together with all the other transactions contemplated by the Transaction Agreement, the "proposed transaction").

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	24

In connection with the various transactions set forth in the proposed transaction, on January 10, 2024, CombineCo entered into new employment agreements with named executive officers Daniel Noreck, Rebecca Kitchens and Steve Niemiec, each of which will become effective as of the closing of the proposed transaction (the "Closing").

Mr. Noreck's, Ms. Kitchens's, and Mr. Niemiec's employment agreements with CombineCo (together, the "Employment Agreements") substantially follow their respective existing employment agreements with TechTarget, with the following material changes:

•
Compensation Review. No later than 60 days after the Closing, CombineCo will review each executive's cash and equity compensation levels in good faith for a possible increase (but not a decrease).
•
Mutual Notice Period for Termination. The mutual notice period to terminate the appliable Employment Agreement has expanded from 60 days to a period of six months until the first anniversary of Closing, reducing to a period of three months thereafter (in each case, other than a "for cause" (as defined in the applicable Employment Agreement) termination by CombineCo or a termination for "good reason" (as defined in the applicable Employment Agreement) by the executive). During the notice period, CombineCo can relieve the executive from working, but the executive will continue to receive their base salary, be eligible to receive incentive compensation and have their outstanding equity awards continue to vest. In lieu of the notice period, CombineCo may elect to make a lump sum payment to the applicable executive, which amount shall be based on the executive's base salary only.
•
Release. Receipt of severance payments and benefits by the applicable executive are conditioned on providing CombineCo a release of claims and compliance with applicable restrictive covenants.
•
Non-Competition and Non-Solicitation Covenant Survival Period. The duration of the non-competition and non‑solicitation covenants have been changed such that (i) if the termination results from notice provided prior to the first anniversary of Closing, the non-competition and non-solicitation covenants shall survive for a period of six months following the expiration of the notice period and (ii) if the termination results from notice provided on or after the first anniversary of Closing, the non-competition and non-solicitation covenants survive for a period of nine months following the expiration of the notice period.

New Separation Agreements. On January 10, 2024, TechTarget entered into separation agreements with Mike Cotoia and Greg Strakosch (together, the "Separation Agreements") that become effective upon the Closing. Per the terms of the Separation Agreements, and subject to each Mr. Cotoia and Mr. Strakosch, as applicable, executing (and not revoking) a release of claims, each of Mr. Cotoia and Mr. Strakosch is entitled to certain severance payments and benefits, including a severance payment equal to the sum of (i) $700,000 and (ii) a prorated amount of his annual bonus (such prorated bonus to be no less than $108,750 per executive), payable in equal installments over a 14-month period following the separation date. In addition, CombineCo will cover a portion of each executive's COBRA costs at active employee rates, which may include a tax gross-up for up to 18 months following the separation date. Each of Mr. Cotoia and Mr. Strakosch is subject to a nine-month non-competition covenant and a nine-month non-solicitation covenant applicable to employees and customers. For Mr. Cotoia, the term of this restrictive covenant begins upon the termination of a separately-entered consulting agreement between Mr. Cotoia and CombineCo, which concludes nine months following the Closing date. For Mr. Strakosch, the term of this restrictive covenant begins on the Closing date.

Pay Ratio Disclosure

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act") and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance ("Pay Ratio Rules"), we are providing the following information about the relationship of our annual total compensation of our median employee to the annual total compensation of our CEO, Mr. Cotoia. For 2023, our last completed fiscal year:

•
Mr. Cotoia's 2023 annual total compensation was $1,989,300.
•
Our median employee's (as defined below) annual total compensation was $83,250.
•
The ratio of Mr. Cotoia's annual total compensation to our Median Employee's annual total compensation was 23.90 to 1.

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the "Total" column in the Summary Compensation Table. While the methodology involves several assumptions and adjustments, we believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the Pay Ratio Rules. Due to estimates and assumptions permitted under the Pay Ratio Rules, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies.

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	25

We determined that, as of December 31, 2023, our total employee population for purposes of calculating the pay ratio in this Proxy Statement including all of our U.S. and international employees, both full-time and part-time, excluding our CEO, was 959. We identified our median employee by reviewing compensation information from our payroll records and providers for 2023 and used a consistently applied compensation measure for 2023, which included total taxable income, or equivalent. We then annualized compensation for employees hired during 2023 and converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2023.

Pay Versus Performance

Our Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures. As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the "Compensation Actually Paid" to our named executive officers and certain aspects of our financial performance. For further information regarding our executive compensation program, our compensation philosophy and how the Company aligns executive compensation with performance, please refer to the "Compensation Discussion and Analysis" beginning on page 15.

Pay-Versus-Performance Table
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)($)	Compensation Actually Paid to PEO(2)($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)($)	Total Stock-holder Return (5)($)	Peer Group Total Stockholder Return(6)($)	Net Income (7)($)	Company-Selected Measure (Revenue) (8)($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	1,989,300	(449,438)	2,629,398	1,507,369	134	90	4,461,000	229,963,000
2022	10,645,438	379,378	3,207,079	971,373	169	77	41,609,000	297,488,000
2021	10,534,913	17,835,652	5,844,045	6,718,251	367	112	949,000	263,427,000
2020	6,485,932	16,571,387	1,335,313	3,608,138	226	113	17,068,000	148,376,000

(1)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Mike Cotoia (our "PEO") for each corresponding covered year in the "Total" column of the Summary Compensation Table for each applicable year. Please refer to "Executive Compensation – Executive Compensation Tables – Fiscal 2023 Summary Compensation Table."
(2)
The dollar amounts reported in column (c) represent the amount of "compensation actually paid" to Mr. Cotoia, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to our PEO during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO's total compensation for each covered fiscal year to determine the "compensation actually paid":

Year	Reported Summary Compensation Table Total for PEO($)	Less Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)($)	Plus (Less) Equity Award Adjust-ments(b)($)	Average Compensation Actually Paid to PEO($)
2023	1,989,300	1,374,300	(1,064,438)	(449,438)
2022	10,645,438	9,841,938	(424,122)	379,378
2021	10,534,913	9,731,413	17,032,152	17,835,652
2020	6,485,932	5,725,932	15,811,387	16,571,387

(a) The reported grant date fair value of equity awards represents the total of the amounts reported in the "Stock Awards" columns in the Summary Compensation Table for each covered fiscal year including bonus amounts earned in excess of target that were paid in common stock.

(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	26

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted during Covered Fiscal Year as of End of Covered Fiscal Year($)	Year over Year Change in Fair Value of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year as of End of Covered Fiscal Year($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year that Vested in Covered Fiscal Year($)	Fair Value at End of Prior Fiscal Year of Outstand- ing and Unvested Equity Awards Granted in Any Prior Fiscal Year that Failed to Meet Vesting Conditions during Covered Fiscal Year($)	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year($)	Total Equity Award Adjust-ments($)
2023	1,568,700	(1,196,000)	63,462	(1,500,600)	0	0	(1,064,438)
2022	6,609,000	(5,676,000)	3,154,228	(4,511,350)	0	0	(424,122)
2021	8,609,400	6,396,250	282,502	1,744,000	0	0	17,032,152
2020	8,866,500	4,951,500	651,137	1,342,250	0	0	15,811,387

Equity Award Valuations - PEO: Time-based restricted stock unit award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based restricted stock unit awards held by our PEO that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of each vesting date and as of year-end.

(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our "NEO(s)") as a group (excluding Mr. Cotoia, who has served as our PEO since May 2016) for each covered year in the "Total" column of the Summary Compensation Table for each applicable year. The names of each NEO (excluding Mr. Cotoia) included for purposes of calculating the average amounts of total compensation for (i) each of 2020, 2021, and 2022 was our Executive Chairman, Greg Strakosch, our Chief Financial Officer and Treasurer, Daniel T. Noreck, and our Executive Director Product Innovation, Don Hawk and (ii) for 2023 was our Chief Financial Officer and Treasurer, Daniel T. Noreck, our President, Rebecca Kitchens, our Chief Operating Officer and Chief Revenue Officer, Steven Niemiec, and our Executive Chairman, Greg Strakosch.
(4)
The dollar amounts reported in column (e) represent the average amount of "compensation actually paid" to our NEOs as a group (excluding Mr. Cotoia), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to our NEOs as a group (excluding Mr. Cotoia) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each covered fiscal year to determine the compensation actually paid to our NEOs as a group (excluding Mr. Cotoia), using the same methodology used for the PEO specified again in Note 4(b) below:

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers($)	Less Average Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)($)	Plus Equity Award Adjust-ments (b)($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers($)
2023	2,629,398	2,192,398	1,070,369	1,507,369
2022	3,207,079	2,646,246	410,540	971,373
2021	5,844,045	5,283,212	6,157,417	6,718,251
2020	1,335,313	788,979	3,061,805	3,608,138

(a) The reported grant date fair value of equity awards represents the total of the amounts reported in the "Stock Awards" column in the Summary Compensation Table for each covered fiscal year including bonus amounts earned in excess of target that were paid in equity which is fully vested upon grant.

(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the average change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the average fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the average fair value at the end of the prior fiscal year; and (vi) the average dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	27

Year	Average Year End Fair Value of All Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year as of End of Covered Fiscal Year($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted during Prior Fiscal Year as of End of Covered Fiscal Year($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year($)	Average Fair Value at End of Prior Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year($)	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year ($)	Total Average Equity Award Adjust-ments($)
2023	1,843,223	(381,800)	32,831	(423,885)	0	0	1,070,369
2022	1,762,400	(2,218,800)	1,921,560	(1,054,620)	0	0	410,540
2021	4,400,360	1,206,150	172,111	378,797	0	0	6,157,417
2020	1,004,870	1,430,433	396,675	229,827	0	0	3,061,805

Equity Award Valuations – Non-PEO NEOs: Time-based RSU award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based restricted stock unit awards held by the other NEOs as a group (excluding Mr. Cotoia) that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of each vesting date and as of year-end.

(5)
Cumulative total stockholder return ("TSR") is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2019) by our share price at the beginning of the measurement period.
(6)
Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Media Industry Index.
(7)
The dollar amounts reported represent the amount of net income reflected in our audited financial statements for each covered fiscal year.
(8)
While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEO and other NEOs, for the most recently completed fiscal year, to our performance.

Financial Performance Measures. As described in greater detail in "Executive Compensation – Compensation Discussion and Analysis," our executive compensation program is designed to reflect our variable "pay-for-performance" philosophy. The performance measures that we use for our short-term incentive award programs are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important performance measures used by us to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

Revenue	Adjusted EBITDA	Percentage of Revenue under Longer-Term Contract

The Compensation Committee designed the relevant Revenue, Adjusted EBIDTA, and Longer-Term Contract targets used in the 2023 Bonus Plan by taking into consideration the 2023 budget as well as projected revenue. The Compensation Committee determined that the financial targets should, as in past years, be based on the Company's current year budget and also took into consideration the Company's actual performance against its budget. The Committee determined that the Longer-Term Contract target should be based on projected revenue and anticipated product mix. Based on these factors, the Committee established the 2023 targets against the prior year period. For more information on the 2023 Bonus Plan, see "Executive Compensation - Executive Incentive Bonus Plan" above.

Analysis of Information Presented in Pay-Versus-Performance Table. As described in more detail in "Executive Compensation – Compensation Discussion and Analysis," our executive compensation program reflects a variable "pay-for-performance" philosophy. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance table.

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Compensation Actually Paid and Net Income. As reflected in the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except our PEO) decreased in 2023 and our net income similarly decreased during that period. We do not use GAAP or non-GAAP net income as a financial performance measure in our overall executive compensation program, so there is, at best, only an indirect correlation between our profitability and the various financial performance measures which we use when setting goals in our short-term incentive compensation program. As described in more detail in "Executive Compensation – Compensation Discussion and Analysis," we seek to provide that approximately 2%-6% of the value of the total direct compensation (as shown in the Summary Compensation Table) awarded to our PEO and our other NEOs consists of amounts determined under our short-term incentive compensation program.

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Compensation Actually Paid and Company Selected Measure (Revenue). As demonstrated by the following graph, both the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except our PEO) and our revenue decreased in 2023. As described above, "revenue" is our Company-Selected Measure. While we use various performance measures for the purpose of evaluating the effectiveness of our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the Pay-Versus-Performance table) used by us to link compensation actually paid to our PEO and our other NEOs for the most recently completed fiscal year, to our financial performance. We use revenue when setting goals in our short-term incentive compensation program. As described in more detail in "Executive Compensation – Compensation Discussion and Analysis," we seek to provide that approximately 2%-6% of the value of the target total direct compensation opportunity awarded to our PEO and our other NEOs consist of amounts determined under our short-term incentive compensation program and approximately 84%-92% of the value of the total direct compensation (as shown in the Summary Compensation Table) awarded to our PEO and our other NEOs is comprised of RSU awards.

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Compensation Actually Paid and Company TSR and Peer Group TSR. As demonstrated by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except our PEO) decreased in 2023 however, the peer group TSR increased. As described in more detail in "Executive Compensation – Compensation Discussion and Analysis," we seek to provide approximately 84%-92% of the value of the total direct compensation (as shown in the Summary Compensation Table) opportunity awarded to our PEO and our other NEOs in the form of equity awards. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation, refer to "Executive Compensation – Compensation Discussion and Analysis."

Pay Versus Performance Conclusions. The Compensation Committee believes in "pay for performance" and has structured our compensation program to reward our executive officers when we are delivering strong results. Compensation actually paid generally aligns with Company performance in prior years, however due to market conditions that have resulted in a declining stock price over the last two years, there is less correlation between financial performance measures and compensation actually paid in 2022 and 2023. However, executives are aligned with stockholders given the decline in compensation actually paid is driven by a change in fair value of prior time-based RSUs.

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Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	1,765,998	(1)	38.22	2,192,222	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,765,998		38.22	2,192,222

(1)
The amount in this column includes grants under our 2007 Stock Plan and our 2017 Stock Plan.
(2)
The amount in this column includes 1,646,666 securities remaining available under our 2017 Stock Plan, which was approved by the Company's stockholders and became effective on June 16, 2017 with a total of 6,800,000 shares registered under the plan for issuance, and 545,556 shares available for issuance under the ESPP which was approved by the Company's stockholders and became effective on June 7, 2022 with 600,000 shares registered under the plan for issuance.

Compensation Committee Interlocks and Insider Participation

During 2023, Messrs. Marino (Chair), Burke, and Levenson served on our Compensation Committee. None of our named executive officers serves as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee who served in fiscal year 2023 have ever been one of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information Regarding Beneficial Ownership of Principal Stockholders.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2024 (or such other date as indicated) for each person, entity, or group who, to the best of our knowledge, beneficially owns more than 5% of our outstanding common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The applicable percentage of beneficial ownership is based on 28,548,634 shares of common stock outstanding as of March 31, 2024.

Name and Address	Total Number Beneficially Owned	% of Common Stock Outstanding
BlackRock, Inc.(1) 50 Hudson Yards New York, New York 10001	4,098,153	14.35
Trigran Investments, Inc.(2) 630 Dundee Road, Suite 230 Northbrook, Illinois 60062	2,726,635	9.55
FMR LLC(3) 245 Summer Street Boston, Massachusetts 02210	2,224,667	7.79
Neuberger Berman Group LLC(4) 1290 Avenue of the Americas New York, New York 10104	1,519,375	5.32
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,959,249	6.86

(1)
Information is based on a Schedule 13G/A filed with the SEC on January 23, 2024. As of December 31, 2023, BlackRock reported having sole voting power with respect to 4,062,993 shares and sole dispositive power with respect to 4,098,153 shares reported on the Schedule 13G/A. BlackRock reported that the following BlackRock subsidiaries beneficially owned our common stock, but only one of those subsidiaries, BlackRock Fund Advisors, individually beneficially owned 5% or greater of the

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outstanding shares of our common stock: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd.
(2)
Information is based on a Schedule 13G filed jointly by Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon, and Steven R. Monieson with the SEC on February 9, 2024, which indicated that the reporting persons share dispositive and voting power over the reported number of shares. As of December 31, 2023, the reporting persons reported having shared voting power with respect to 2,619,203 shares of our common stock and shared dispositive power with respect to 2,726,635 shares of our common stock.
(3)
Information is based on a Schedule 13G/A filed with the SEC on February 9, 2024. As of December 29, 2023, FMR reported having sole voting power with respect to 2,223,219 shares and sole dispositive power with respect to 2,224,667 shares reported on the Schedule 13G/A. FMR reported that the following FMR subsidiaries beneficially owned our common stock, but only one of those subsidiaries, Fidelity Management & Research Company LLC, individually beneficially owned 5% or greater of the outstanding shares of our common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, and Strategic Advisors LLC.
(4)
Information is based on a Schedule 13G/A filed with the SEC on February 12, 2024. As of December 31, 2023, Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC shared voting power with respect to 1,501,503 shares of our common stock and shared dispositive power with respect to 1,519,375 shares of our common stock.
(5)
Information is based on a Schedule 13G/A filed with the SEC on February 13, 2024. As of December 29, 2023, The Vanguard Group had shared voting power with respect to 47,501 shares, sole dispositive power with respect to 1,885,016 of the shares, and shared dispositive power with respect to 74,233 of the shares. The Vanguard Group are the beneficial owners of 1,959,249 shares.

Information Regarding Beneficial Ownership of Management.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2024 for each of our named executive officers and Directors, and all of our named executive officers and Directors as a group. Securities that may be beneficially acquired within sixty days of March 31, 2024, including shares subject to options exercisable within sixty days of March 31, 2024, and shares subject to RSUs scheduled to vest within sixty days of March 31, 2024, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. No shares in this table held by our Directors or executive officers are pledged as security.

Name and Address(1)	Outstanding Shares	Right to Acquire Within 60 Days	Total Number Beneficially Owned	% of Common Stock Outstanding
Robert D. Burke(2)	121,223	37,500	158,723	*
Bruce Levenson(3)	857,078	37,500	894,578	3.13
Roger M. Marino(4)	1,285,494	15,000	1,300,494	4.56
Perfecto Sanchez(5)	5,149	2,500	7,649	*
Christina G. Van Houten(6)	22,070	17,500	39,570	*
Michael Cotoia	169,823	—	169,823	*
Daniel T. Noreck	31,072	—	31,072	*
Rebecca Kitchens	53,920	—	53,920	*
Steven Niemiec	40,755	—	40,755	*
Greg Strakosch	240,551	—	240,551	*
All Directors and executive officers as a group (11 persons)	2,956,267	110,000	3,066,267	10.74

* Represents beneficial ownership of less than 1%.

(1)
The address for all Directors and named executive officers is c/o TechTarget, Inc., 275 Grove Street, Newton, MA 02466.
(2)
Includes (i) options to purchase 37,500 shares of our common stock and (ii) 1,300 shares held by Mr. Burke individually, and (iii) 119,923 shares held by the Robert and Janelle Burke Trust.
(3)
Includes (i) options to purchase 37,500 shares of our common stock, (ii) 48,958 shares held by Mr. Levenson individually, (iii) 53,460 held by the Bruce and Karen Levenson Family Foundation, Inc., and (iv) 754,660 shares held by the Levenson Family Irrevocable Trust GST. Mr. Levenson disclaims any pecuniary interest in the shares held by the Bruce and Karen Levenson Family Foundation, Inc. and the Levenson Family Irrecoverable Trust GST.
(4)
Includes (i) options to purchase 15,000 shares of our common stock, (ii) 111,105 shares held by Kramly, LLC, and (iii) 1,174,389 shares held by the Roger Marino 2010 Revocable Trust UAD 05/20/2010.
(5)
Includes (i) options to purchase 2,500 shares of the Company's common stock and (ii) 5,149 shares held by Mr. Sanchez individually.
(6)
Includes (i) options to purchase 17,500 shares of the Company's common stock and (ii) 22,070 shares held by Mrs. Van Houten individually.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports in changes in ownership of our common stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during 2023. Our officers, Directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on reports furnished and written representations from the persons required to file these reports, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transactions policy. The policy defines a related party transaction as any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, Directors, Director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

If a related person proposes to enter into a related party transaction, the related person must report the proposed related party transaction to our general counsel who then reviews it with our Nominating and Corporate Governance Committee ("Nominating Committee") which must approve it. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominating Committee will review, and, in its discretion, may ratify the transaction. The policy also permits the Chair of the Nominating Committee to review and, if deemed appropriate, approve proposed transactions that arise between Nominating Committee meetings, subject to ratification by the Nominating Committee at its next meeting. Any transactions that are ongoing in nature will be reviewed annually by the Nominating Committee. A transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Nominating Committee will review and consider:

•
the related person's interest in the transaction;
•
the approximate dollar value of the amount involved in the transaction;
•
the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating Committee may approve or ratify the transaction only if the Nominating Committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The Nominating Committee may impose any conditions on the transaction that it deems appropriate.

Related Party Transactions.

Since January 1, 2023, we have not been a party to any transactions or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current Director, executive officer, Director nominee, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee has recommended to the Board that such section be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

By the Compensation Committee of the Board.

Respectfully submitted,

Roger M. Marino (Chair)

Robert D. Burke

Bruce Levenson

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2023 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC and as currently in effect.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the Company's independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this report.

By the Audit Committee of the Board.

Respectfully submitted,

Robert D. Burke (Chair)

Bruce Levenson

Christina Van Houten

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected and recommended to stockholders for ratification for the fiscal year ended December 31, 2024 is Stowe & Degon, LLC ("S&D"). Representatives from S&D are expected to be present and will be available to respond to appropriate questions, if any, at the Annual Meeting. S&D will also have the opportunity to make a statement if they desire to do so.

Auditors' Fees. The following table sets forth the aggregate fees for services billed to us by S&D for the audits of fiscal years ended December 31, 2023 and 2022, and audit-related fees and all other fees billed in each of the last two fiscal years.

Fee Category	2023	2022
Audit fees(1)	$753,290	$641,325
Audit-related fees (2)	14,585	13,175
Total fees	$767,875	$654,500

(1)
Audit fees consist of (a) fees for the audit of our financial statements included on our annual report on Form 10-K, (b) the review of the interim financial statements included in our quarterly reports on Form 10-Q, (c) audits of the Company's subsidiaries that are required by statute or regulation, and (d) services that generally only the Company's independent registered public accounting firm reasonably can provide, such as consents.
(2)
Audit of the Company's 401(k) plan.

All 2023 services provided by S&D were pre-approved by the Audit Committee. The Audit Committee also reviewed these services to ensure compatibility with maintenance of the auditor's independence.

Pre-Approval Policies and Procedures. Our Audit Committee has adopted procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These procedures generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Our Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services (other than internal control-related services, which must be pre-approved by the full Committee) to be provided to us by our independent registered public accounting firm, as well as to discuss with the independent auditor the matters required to be discussed by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence). Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority must be reported on at the next scheduled meeting of the Audit Committee.

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PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Stowe & Degon LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Although stockholder approval of the Audit Committee's appointment of Stowe & Degon, LLC is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote "FOR" Proposal No. 2, the Ratification of the appointment of Stowe & Degon, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are asking for your advisory (non-binding) vote on the following resolution ("Say on Pay"):

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement for the 2024 Annual Meeting of Stockholders, is hereby APPROVED."

This Say on Pay proposal gives stockholders the opportunity to endorse - or not endorse - our executive pay practices. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. The goal for our executive compensation program is to motivate and retain highly-talented executives who are critical to the successful implementation of our strategic business plan. We invite you to consider the details of our executive compensation program and the tables and narrative discussion provided in the Compensation Discussion and Analysis section of this Proxy Statement. These will provide you with the valuation of the individual elements of our compensation program and allow you to view the trends in compensation for the years presented. We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, which disclosures include the compensation tables and the narrative discussion following the compensation tables. As an advisory vote, this proposal is not binding upon our Board or us. However, we expect that our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote "FOR" Proposal No. 3, the Approval, on an advisory (non-binding) basis, of the compensation of our executive officers as described in this Proxy Statement.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company's proxy materials for the 2025 Annual Meeting of Stockholders, a stockholder proposal or a stockholder nomination for Director must be in writing and received by our Corporate Secretary at our principal office in Newton, Massachusetts, no later than December 18, 2024, which is 120 days prior to the first anniversary of the mailing date of the Notice. Submission of a proposal or nomination before the deadline does not guarantee its inclusion in the proxy materials.

If you wish to present a proposal or a proposed Director candidate at the 2025 Annual Meeting of Stockholders, but do not wish to have the proposal or Director candidate considered for inclusion in the Proxy Statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2024 Annual Meeting. For stockholder proposals to be brought before the 2025 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 4, 2025 and no later than March 6, 2025. If the date of the 2025 Annual Meeting of Stockholders is advanced more than thirty days prior to or delayed by more than sixty days after the first anniversary of the 2024 Annual Meeting, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the 90th day prior to the 2025 Annual Meeting of Stockholders or (2) the 10th day following the date public announcement of such annual meeting is first made.

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In addition to satisfying the advance notice requirements described above, to comply with the SEC's universal proxy rules, a person who intends to solicit proxies in support of Director nominees other than the Company's nominees must provide notice to the Company that sets forth the information required by SEC Rule 14a-19(b) under the Exchange Act.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that allow us to deliver one set of disclosure documents to stockholders sharing the same address, which enables us to reduce the volume of duplicative information that you may receive and helps us reduce expenses. We expect to rely on this rule anytime we are mailing disclosure documents to you if you hold your shares through a bank, a broker or other nominee. This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household unless your bank, trust, broker or other nominee has received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of Notice of Internet Availability of Proxy Materials, the Proxy Statement or Form 10-K to you if you write to us at 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary, or call us at (617) 431-9200. If you hold your shares in street name and you want to receive separate copies of our Notice of Internet Availability of Proxy Materials, Proxy Statement or Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

OTHER MATTERS

Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the Company's accompanying proxy will vote on such matters in their own discretion in what they consider the best interests of the Company.

GENERAL

The matters in this Proxy Statement are solicited by and on behalf of our Board. The entire cost of such solicitation will be borne directly by us. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or other means of communication by Directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith. MacKenzie Partners, Inc. will act as our proxy solicitor in soliciting votes at an estimated cost of $12,500 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Certain information contained in this Proxy Statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

A copy of our Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, or by telephone: (617) 431-9200. This Proxy Statement and our Form 10-K are available through the investor relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K are available for viewing, printing, and downloading on or about April 17, 2024 at www.edocumentview.com/ttgt.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

TechTarget, Inc. | Proxy Statement for 2024 Annual Meeting of Stockholders	37

MMMMMMMMMMMM MMMMMMMMM 000001 ENDORSEMENT_LINE______________ SACKPACK_____________ MR ASAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 2:00 P.M., Eastern Daylight Time on June 4, 2024. Online Go to www.envisionreports.com/TTGT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TTGT 2024 Annual Meeting Proxy Card 1234 5678 9012 345 • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • A Proposals — The Board of Directors recommend a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors: + For Against Abstain For Against Abstain 01 - Robert D. Burke 02 - Bruce Levenson For Against Abstain For Against Abstain 2. To ratify the appointment of Stowe & Degon, LLC as our 3. To approve an advisory (non-binding) resolution to approve the independent registered public accounting firm for 2024. compensation of the Company’s named executive officers. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UPTOACCOMMODATE C 1234567890 JNT 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND 1UPX 611931 MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MMMMMMM + 03YWPA

2024 Annual Meeting Admission Ticket 2024 Annual Meeting of TechTarget, Inc. Stockholders Tuesday, June 4, 2024, 2:00 P.M. Eastern Time TechTarget, Inc. 275 Grove Street, Newton, MA 02466 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/TTGT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ttgt • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • TechTarget, Inc. + Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 4, 2024 The undersigned, revoking all prior proxies, hereby appoints Charles D. Rennick and Daniel T. Noreck, and each of them, with full power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of TECHTARGET, INC. (the “Company”) which the undersigned would be entitled to vote if personally present, at the 2024 Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held at 2:00 p.m., Eastern Daylight Time, on Tuesday, June 4, 2024, at our corporate headquarters at 275 Grove Street, Newton, MA 02466 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, the Proxies will have authority to voteFOR the election of all nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items C Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +